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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
RED ROBIN GOURMET BURGERS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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RED ROBIN GOURMET BURGERS, INC.
6312 South Fiddler's Green Circle, Suite 200N
Greenwood Village, CO 80111
(303) 846-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 29, 2008

To our Stockholders:

        The annual meeting of stockholders of Red Robin Gourmet Burgers, Inc. will be held at 9:00 a.m. MDT, on Thursday, May 29, 2008, at our corporate headquarters, located at 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111, for the following purposes:

  1)
  To elect two (2) Class III directors for three-year terms;

  2)
  To adopt the Company's Amended and Restated 2007 Performance Incentive Plan;

  3)
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 28, 2008; and

  4)
  To transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on April 11, 2008 are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof.

        Your attention is directed to the accompanying proxy statement, which includes information about the matters to be considered at the annual meeting and certain other important information. We encourage you to carefully review the entire proxy statement.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 29, 2008:

        The proxy statement and proxy card are available athttp://www.redrobin.com/eproxy.htm.

        We cordially invite you to attend the annual meeting. Whether or not you plan to attend, please sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all your shares will be voted. Mailing your completed proxy card will not prevent you from voting in person at the meeting if you wish to do so.

        Accompanying this notice and proxy statement is a copy of our 2007 Annual Report on Form 10-K.

By Order of the Board of Directors,
Dennis B. Mullen Chairman and Chief Executive Officer

Greenwood Village, Colorado
April 23, 2008

i

ii

RED ROBIN GOURMET BURGERS, INC.
6312 South Fiddler's Green Circle, Suite 200N
Greenwood Village, CO 80111
(303) 846-6000

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 29, 2008

        The board of directors of Red Robin Gourmet Burgers, Inc. (the "Company") is soliciting the enclosed proxy for use at our annual meeting of stockholders to be held on Thursday, May 29, 2008, beginning at 9:00 a.m. MDT, at our corporate headquarters, located at 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111, and at any time and date to which the annual meeting may be properly adjourned or postponed. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders describe the purpose of the annual meeting. Distribution of these proxy solicitation materials is scheduled to begin on or about April 23, 2008. The proxy statement and proxy card are also available at http://www.redrobin.com/eproxy.htm.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At our annual meeting, stockholders will vote on the following three items of business:

  1.
  Election of two (2) Class III directors for three-year terms;

  2.
  Adoption of the Company's Amended and Restated 2007 Performance Incentive Plan;

  3.
  Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 28, 2008.

        You will also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

What are the Board's recommendations?

        Our board of directors recommends that you vote:

  •
  FOR election of each of the two (2) nominated directors (see Proposal 1);

  •
  FOR adoption of the Company's Amended and Restated 2007 Performance Incentive Plan (see Proposal 2); and

  •
  FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 28, 2008 (see Proposal 3).

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

        As of April 11, 2008, the record date for the meeting, we had 16,837,886 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on all items being voted on at the meeting. You can vote all the shares that you owned on the record date.

These shares include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Most stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. We have enclosed a proxy card for you to use.

        Beneficial Owner.    If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

        Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who may attend the meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 11, 2008, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. Registration and seating will begin at 8:30 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

How may I vote my shares in person at the annual meeting?

        Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described below so that your vote will be counted if you later decide not to attend the meeting.

How may I vote my shares without attending the annual meeting?

        Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

May I change my vote or revoke my proxy after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the meeting by: (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111; or (2) executing and delivering a later dated proxy. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as "broker non-votes," those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

        Election of Directors.    In the election of directors, the two candidates will be elected by a plurality of affirmative votes.

        Adoption of Amended and Restated 2007 Performance Incentive Plan.    The affirmative vote of the majority of the outstanding shares of common stock present in person or by proxy will be required for approval.

        Ratification of Deloitte & Touche LLP.    The affirmative vote of the majority of the outstanding shares of common stock present in person or by proxy will be required for approval.

        A vote withheld for a nominee in the election of directors will have the same effect as a vote against the nominee. For purposes of determining whether any of the other proposals has received the requisite vote, where a stockholder abstains from voting, it will have the same effect as a vote against the proposal.

        If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. Absent authority or specific instruction from the beneficial holder, shares held by brokerage firms and nominees will not be voted on proposal 2. In tabulating the voting result for any of the proposals expected to be presented at the meeting, shares that constitute broker non-votes will not be included in the vote totals, and therefore, will have no effect on the outcome of the vote of any of the proposals.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return all proxies for each proxy card that you receive in order to ensure that all of your shares are voted.

How may I vote on each of the proposals?

        In the election of directors, you may vote FOR any or all of the two nominees, or your vote may be WITHHELD with respect to any or all of the nominees. For the other matters, you may vote FOR or AGAINST each proposal, or you may indicate that you wish to ABSTAIN from voting on a proposal.

Who will count the proxy votes?

        Votes will be counted by our transfer agent, American Stock Transfer & Trust Company, which has been appointed to act as the inspector of election for the annual meeting.

How will voting on any other business be conducted?

        We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holder, Dennis B. Mullen or Katherine L. Scherping or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for Class III director, the person named as the proxy holder will vote your proxy for another candidate nominated by our board of directors.

What rights of appraisal or similar rights of dissenters do I have with respect to any matter to be acted upon at the meeting?

        No action is proposed herein for which the laws of the state of Delaware or our bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders' common stock.

How do I submit a stockholder proposal for consideration at next year's annual meeting?

        Proposals for Inclusion in Proxy Statement.    For your proposal or director nomination to be considered for inclusion in our proxy statement for next year's meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than December 19, 2008. If we change the date of next year's meeting by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. You should also be aware that your proposal must comply with Securities and Exchange Commission ("SEC") regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials.

        Proposals to be Addressed at Meeting (but not included in proxy statement).    In order for you to raise a proposal (including director nominations) from the floor during next year's meeting, our corporate secretary must receive a written notice of the proposal no later than March 4, 2009 and no earlier than February 2, 2009, and it must contain the additional information required by our bylaws. All proposals received after March 4, 2009 will be considered untimely. You may obtain a complete copy of our bylaws by submitting a written request to our corporate secretary at our principal executive office. If we change the date of next year's meeting by more than 30 days from the date contemplated at this year's meeting, in order for the proposal to be timely, we must receive your written proposal at least 90 days before the date of next year's meeting or no more than 10 days following the day on which the meeting date is publicly announced.

STOCK OWNERSHIP OF CERTAIN PERSONS

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership for each table is based on 16,837,886 shares of common stock outstanding as of March 31, 2008.

        The following table sets forth information regarding beneficial owners of more than 5% of our common stock as of March 31, 2008 except for those named executive officers and directors who hold more than 5% of our common stock who are included in the subsequent table. All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to the Company.

Stock Ownership of Certain Beneficial Owners

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FMR LLC(1)	2,452,926	14.6%
T. Rowe Price Associates, Inc.(2)	1,704,050	10.1%
Wellington Management Company, LLP(3)	1,659,644	9.9%
Mutuelles AXA(4)	1,369,310	8.1%
Columbia Wanger Asset Management, L.P.(5)	1,163,800	6.9%
Michael J. Snyder(6)	1,101,635	6.5%
Massachusetts Financial Services Company(7)	1,087,940	6.5%

    (1)
    This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 14, 2008. The Schedule 13G/A was filed on behalf of FMR LLC and Edward C. Johnson 3d, Chairman of FMR LLC, with an address of 82 Devonshire Street, Boston, Massachusetts 02109. The Schedule 13G/A discloses that they had sole power to vote or direct the vote of 168,467 shares, and the sole power to dispose or to direct the disposition of 2,452,926 shares. These shares are beneficially owned through Fidelity Management and Research Company, Pyramis Global Advisors, LLC and Pyramis Global Advisors Trust Company, wholly owned subsidiaries of FMR LLC, and Fidelity International Limited, a partnership controlled by the Johnson family.

    (2)
    This disclosure is based on an amendment to Schedule 13G filed with the SEC on March 10, 2008. The address of this reporting person is 100 E. Pratt Street, Baltimore, Maryland 21202. At the time of filing, the reporting person reported being a registered investment advisor that has sole voting power over 142,800 shares and sole dispositive power over 1,704,050 shares.

    (3)
    This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 14, 2008. The address of the reporting person is 75 State Street, Boston Massachusetts 02109. At the time of filing, the reporting person reported being a registered investment advisor that has shared voting power over 1,206,196 shares and shared dispositive power over 1,621,644 shares.

    (4)
    This disclosure is based on a Schedule 13G filed with the SEC on February 14, 2008. The Schedule 13G was filed on behalf of AXA, an insurance company which owns AXA

      Financial, Inc., a parent holding company and AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle, a group of insurance companies referred to as "Mutuelles AXA" which, as a group, in turn control AXA. The address of the Mutuelles AXA reporting group is 26, rue Drouot, 75009 Paris, France, the address of AXA is 25, avenue Matignon, 75008 Paris, France and the address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, NY 10104. AXA Financial, Inc., in its capacity as parent holding company, owns AllianceBernstein L.P., a partnership that has voting power over 1,151,190 shares and dispositive power over 1,200,410 shares and AXA Equitable Life Insurance Company, an insurance company that has voting and dispositive power over 168,900 shares.

    (5)
    This disclosure is based on a Schedule 13G filed with the SEC on January 12, 2007. The address of this reporting person is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

    (6)
    This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 12, 2007. The address of the reporting person is 1301 5th Avenue, Suite 3525, Seattle, Washington 98101.

    (7)
    This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 1, 2008. The address of this reporting person is 500 Boylston Street, Boston, Massachusetts 02116.

Stock Ownership of Directors and Management

        The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of March 31, 2008 by:

  •
  each of our directors, including the board's nominees for election or re-election;

  •
  each executive officer named in the Summary Compensation Table; and

  •
  all directors and current executive officers as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Dennis B. Mullen(2)	254,150	1.5%
Katherine L. Scherping(3)	28,876	*
Todd A. Brighton(4)	88,134	*
Eric C. Houseman(5)	90,633	*
Michael E. Woods(6)	116,403	*
Edward T. Harvey, Jr.(7)	29,583	*
Richard J. Howell(8)	17,983	*
Pattye L. Moore(9)	2,375	*
James T. Rothe(10)	21,083	*
J. Taylor Simonton(11)	16,583	*
Gary J. Singer(12)	26,601	*
Directors and Executive Officers as a group (13 persons)(13)	717,717	4.1%

    *
    Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.

    (1)
    If a stockholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of March 31, 2008, we treat the common stock underlying those securities as owned by that stockholder, and as outstanding shares when we calculate the stockholder's percentage ownership of our common stock. However, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

    (2)
    Consists of 81,250 shares of restricted stock held directly by Mr. Mullen, 35,400 shares of common stock held directly by Mr. Mullen and 137,500 shares of common stock subject to options exercisable within 60 days of March 31, 2008. The restricted stock is subject to certain forfeiture restrictions that vest as follows: (a) with regard to 75,000 of the shares, such shares vest in three equal installments of 25,000 shares each on December 31st of each of 2008, 2009 and 2010, and (b) with regard to 6,250 of the shares, such shares vest in four equal installments on February 26th of each of 2009, 2010, 2011 and 2012.

    (3)
    Consists of 2,500 shares of restricted stock and 1,000 shares of common stock held directly by Ms. Scherping, 1,000 shares of common stock held by Ms. Scherping's husband of which she disclaims beneficial ownership, and 24,376 shares of common stock subject to options exercisable within 60 days of March 31, 2008. The restricted stock is subject to certain forfeiture restrictions that vest in four equal installments on February 26th of each of 2009, 2010, 2011 and 2012.

    (4)
    Consists of 2,500 shares of restricted stock held directly by Mr. Brighton and 85,634 shares of common stock subject to options exercisable within 60 days of March 31, 2008. The restricted stock is subject to certain forfeiture restrictions that vest in four equal installments on February 26th of each of 2009, 2010, 2011 and 2012.

    (5)
    Consists of 5,000 shares of restricted stock held directly by Mr. Houseman, 4,448 shares of common stock held directly by Mr. Houseman and 81,185 shares of common stock subject to options exercisable within 60 days of March 31, 2008. The restricted stock is subject to certain forfeiture restrictions that vest in four equal installments on February 26th of each of 2009, 2010, 2011 and 2012.

    (6)
    Consists of 57,444 shares of common stock held by Mr. Woods in joint tenancy with his wife and 58,959 shares of common stock subject to options exercisable within 60 days of March 31, 2008.

    (7)
    Consists of 15,000 shares of common stock held by Mr. Harvey in joint tenancy with his wife and 14,583 shares of common stock subject to options exercisable within 60 days of March 31, 2008.

    (8)
    Consists of 3,000 shares of common stock held directly by Mr. Howell, 400 shares of common stock held in trusts for the benefit of Mr. Howell's children and 14,583 shares of common stock subject to options exercisable within 60 days of March 31, 2008.

    (9)
    Consists of 500 shares of common stock held by an entity owned and managed by Ms. Moore and her husband and 1,875 shares of common stock subject to options exercisable within 60 days of March 31, 2008.

    (10)
    Consists of 1,500 shares of common stock held directly by Mr. Rothe and 19,583 shares of common stock subject to options exercisable within 60 days of March 31, 2008.

    (11)
    Consists of 2,000 shares of common stock held directly by Mr. Simonton and 14,583 shares of common stock subject to options exercisable within 60 days of March 31, 2008.

    (12)
    Consists of 7,018 shares of common stock held indirectly by Mr. Singer as trustee of the Singer Family Trust and 19,583 shares of common stock subject to options exercisable within 60 days of March 31, 2008.

    (13)
    Includes 492,757 shares of common stock subject to options exercisable within 60 days of March 31, 2008.

Equity Compensation Plan Information

        We maintain six equity-based compensation plans—the 1996 Stock Plan, the 2000 Stock Plan, the 2002 Stock Plan, the 2004 Performance Incentive Plan, the 2007 Performance Incentive Plan and the Employee Stock Purchase Plan. Our stockholders have approved each of these plans.

        The following table sets forth for our equity compensation plans in the aggregate, the number of shares of our common stock subject to outstanding options and rights under these plans, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants under these plans as of December 30, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,757,598	(1)	$38.55	1,136,869	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	1,757,598			1,136,869

(1)
This amount consists of the number of options then outstanding under each of the following Plans:

3,448	—	1996 Stock Plan
54,168	—	2000 Stock Plan
233,532	—	2002 Stock Plan
1,377,300	—	2004 Performance Incentive Plan
89,150	—	2007 Performance Incentive Plan
(2)
Of the aggregate number of shares that remained available for future issuance, 230,919 shares were available for issuance under the Employee Stock Purchase Plan and 905,950 shares were available for issuance under the 2007 Performance Incentive Plan. Any shares subject to options granted under the 1996 Stock Plan, the 2000 Stock Plan, the 2002 Stock Plan or the 2004 Performance Incentive Plan that are not exercised before they expire or are terminated will expire and not be available for additional award grants. No new awards may be granted under the 1996 Stock Plan, the 2000 Stock Plan, the 2002 Stock Plan or the 2004 Performance Incentive Plan.

PROPOSAL 1
ELECTION OF DIRECTORS

General

        As of the date of this proxy statement, our board of directors consists of eight directors but will be reduced to seven directors immediately prior to the annual meeting. Our amended and restated certificate of incorporation provides for three classes of directors with staggered three-year terms.

Class I currently consists of three directors whose terms expire at our 2009 annual meeting; Class II currently consists of two directors whose terms expire at our 2010 annual meeting; and Class III currently consists of three directors whose terms expire at this annual meeting.

        Our board of directors has nominated Dennis B. Mullen and Pattye L. Moore to continue to serve as our Class III directors. If elected, Mr. Mullen and Ms. Moore will continue to serve in office until our annual meeting in 2011 and until their successors have been duly elected and qualified, or until the earlier of their death, resignation or retirement. Benjamin D. Graebel's term as a director expires immediately prior to the annual meeting. Mr. Graebel is not standing for reelection. Following the expiration of Mr. Graebel's term, the board of directors plans to reduce the size of the board to seven.

        Mr. Mullen and Ms. Moore have each consented to be named as a nominee in this proxy statement, and we expect that Mr. Mullen and Ms. Moore will be able to serve if elected. Should Mr. Mullen and Ms. Moore become unable or unwilling to accept his or her nomination for election, our board of directors can name a substitute nominee and the persons named as proxies in the proxy card, or their nominees or substitutes, will vote your shares for such substitute nominee unless an instruction to the contrary is written on your proxy card.

Directors and Nominees

        Below, you can find the principal occupation and other information about each of the Class III directors and each of the other directors whose term of office will continue after the meeting.

Nominees for Term Ending Upon the 2011 Annual Meeting of Stockholders—Class III Directors

        Pattye L. Moore, 50, joined the Company as a director in August 2007. She serves on the Company's compensation committee and nominating and governance committee. Ms. Moore previously served as a director of Sonic Corp., parent company of the Sonic drive-in restaurant chain, from January 2000 to January 2006, and served as its president from January 2002 to October 2004. She held other executive positions with Sonic from 1992 to 2002. She also serves on the boards of directors of ONEOK, Inc., a publicly-held diversified energy company and the fifth largest gas distribution company in the United States, and of QuikTrip Corporation, a privately-held gas and convenience store retailer. Ms. Moore is the co-author of Confessions from the Corner Office, a book on business leadership and sole owner of Pattye Moore & Associates, LLC, a marketing and strategic consulting services company.

        Dennis B. Mullen, 64, was appointed chief executive officer and chairman of the Company in August 2005 and has served as a director of the Company since December 2002. Mr. Mullen currently serves as a trustee of the Janus Investment Fund (since 1971, chairman from 2004 through December 31, 2007), Janus Aspen Series (since 1993, chairman since 2004), Janus Adviser Series (since 2000, chairman since 2004) and Janus Capital Funds Plc (since 2004). In addition, Mr. Mullen serves on the nominating and governance and audit committees and as chairman of the investment oversight committee of the Janus Funds. Mr. Mullen has more than 30 years experience as a corporate executive in the restaurant industry, and has served as chief executive officer for several restaurant chains, including Cork & Cleaver Restaurants of Denver, Colorado; Pedro Verde's Mexican Restaurants, Inc., of Boulder, Colorado; Garcia's Restaurants, Inc., of Phoenix, Arizona; and BCNW, a franchise of Boston Chicken, Inc., in Seattle, Washington. Mr. Mullen started his professional career at PricewaterhouseCoopers and also served as the chief financial officer for Lange Ski Boots.

Continuing Directors for Term Ending Upon the 2009 Annual Meeting of Stockholders—Class I Directors

        J. Taylor Simonton, 63, joined the Company as a director in September 2005. Mr. Simonton was appointed chair of the Company's audit committee in October 2005. Mr. Simonton spent 35 years at PricewaterhouseCoopers LLP, including 23 years as an audit partner in the firm's Accounting and Business Advisory Services practice before retiring in 2001. Until February 2007, Mr. Simonton served on the Board of Directors of Fischer Imaging Corporation, a public company that designed, manufactured and marketed specialty medical imaging systems, and served as its audit committee chair.

        James T. Rothe, 64, joined the Company as a director in October 2004. Mr. Rothe has served since January 2004 as Managing Director and co-founder of Roaring Fork Capital Management, LLC, which is the General Partner of Roaring Fork Capital SBIC, LP with offices in Colorado Springs and Denver, Colorado and Dallas, Texas. Mr. Rothe is a Trustee since January 1997 of the Janus Funds based in Denver, Colorado. Mr. Rothe is a Professor Emeritus of the College of Business at the University of Colorado at Colorado Springs where he served as Professor 1986-2004 and Dean of the College 1986-1994. Mr. Rothe was appointed chair of the Company's compensation committee in January 2005.

        Richard J. Howell, 65, joined the Company as a director in September 2005 and serves on the Company's audit committee and nominating and governance committee. Mr. Howell was an audit partner with Arthur Andersen LLP for over 25 years before retiring in 2002. Since January 2004, Mr. Howell has been an adjunct professor of auditing at the Cox School of Business at Southern Methodist University, and he served in a similar capacity from August 2002 to December 2003 at the Neely School of Business, at Texas Christian University. Mr. Howell is a trustee of the LKCM Funds, a group of mutual funds managed by Luther King Capital Management.

Continuing Directors for Term Ending Upon the 2010 Annual Meeting of Stockholders—Class II Directors

        Edward T. Harvey, Jr., 60, joined the Company as a director in May 2000 and was appointed Lead Director in August 2005. Mr. Harvey serves on the Company's audit committee and served on the Company's compensation committee until October 2007. From April 1990 to December 2003, he was a partner with Quad-C, a private equity investment firm located in Charlottesville, Virginia. From 1975 to April 1990, Mr. Harvey held various positions at W. R. Grace & Co., principally in corporate development, acquisitions and planning.

        Gary J. Singer, 55, joined the Company as a director in June 1993. Since June 1977, Mr. Singer has been associated with the law firm of O'Melveny & Myers LLP, Newport Beach, California and has been a partner in the firm since 1985. Mr. Singer was appointed chair of the Company's nominating and governance committee in October 2005 and also serves on the Company's compensation committee.

Required Vote

        The two persons receiving the highest number of "FOR" votes from stockholders in the election of directors at the annual meeting will be elected.

Recommendation of the Board of Directors

        Our board of directors recommends that you vote FOR the re-election of Mr. Mullen and FOR the election of Ms. Moore as Class III directors on our board of directors.

CORPORATE GOVERNANCE

Board Membership and Director Independence

        Our board of directors has determined that each of Edward T. Harvey, Jr., Richard J. Howell, Pattye L. Moore, James T. Rothe, J. Taylor Simonton and Gary J. Singer qualifies as an independent director under rules promulgated by the SEC and The NASDAQ® Stock Market listing standards. Edward T. Harvey, Jr. serves as our Lead Director. There are no family relationships among any of our executive officers, directors or nominees for directors.

        During fiscal year 2007, the board of directors held 7 meetings. Each of our current directors attended at least 75% of the aggregate total of meetings of the board of directors and committees on which he or she served. The independent directors of the Company meet quarterly throughout the year and as necessary or appropriate in executive sessions at which members of management are not present.

        The board of directors strongly encourages each of the directors to attend the annual meeting of stockholders. All of our directors attended our 2007 annual meeting.

Stockholder Communications with the Board of Directors

        You may communicate with any director, the entire board of directors, the independent directors or any committee by sending a letter to the director, the board of directors, or the committee addressed to: Board of Directors, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, CO 80111, or by sending an e-mail to: Board@redrobin.com. The Company's chief legal officer will review all communications, categorize them, and forward them to the appropriate board member. Messages pertaining to administrative matters, ordinary business matters, personal grievances, and similar issues will be forwarded to the appropriate member of management.

        With respect to issues arising under the Company's Code of Ethics, you may also communicate directly with the chair of the audit committee or the compliance officer in the manner provided in the Company's Problem Resolution and Whistleblower Policy and Reporting Procedures. Both the Code of Ethics and the Problem Resolution and Whistleblower Policy and Reporting Procedures may be found on the Company's website at: www.redrobin.com.

Committees of the Board of Directors

        Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. The full text of all of the charters of the board committees is available on the Company's website at www.redrobin.com.

        Audit Committee.    The audit committee is currently comprised of J. Taylor Simonton (chair), Edward T. Harvey, Jr., and Richard J. Howell, and operates pursuant to a written charter. The audit committee oversees and reviews the preparation and disclosure of the Company's consolidated financial statements and the preparation and filing of periodic financial reports, which include the requisite certifications by the chief executive officer and chief financial officer. The audit committee is also responsible for selecting and retaining the independent auditors; approving the budget for fees to be paid to the independent auditors for audit services and for appropriate non-audit services; overseeing the relationship between the Company and the independent auditors and acting as the board of directors' primary avenue of communication with them; and selecting, retaining and overseeing the internal audit function of the Company. The audit committee's responsibilities also include other matters as set forth in its charter.

        As of the date of this proxy statement, Mr. Simonton, Mr. Harvey and Mr. Howell are "independent" in conformance with The NASDAQ® Stock Market listing standards.

        The board also has determined that each of Mr. Simonton, Mr. Harvey and Mr. Howell is an "audit committee financial expert" as defined by rules adopted by the SEC. A discussion of the role of the audit committee is provided under "Audit Committee Report."

        The audit committee met 11 times in fiscal year 2007.

        Compensation Committee.    The compensation committee is currently comprised of James T. Rothe (chair), Pattye L. Moore and Gary J. Singer, and operates pursuant to a written charter. Edward Harvey served as a member of the compensation committee until October 2007 following Ms. Moore's appointment. The board has determined that each of the members of the compensation committee qualifies as an independent director as defined under The NASDAQ® Stock Market listing standards. Functions performed by the compensation committee include: developing and recommending to the board of directors an annual performance evaluation of our chief executive officer and other executive officers; approving salary and short-term and long-term incentive compensation programs for all senior executives; and reviewing and adopting employee benefit plans.

        The specific nature of the compensation committee's responsibilities as they relate to executive officers is set forth under "Compensation Discussion and Analysis."

        The compensation committee met 16 times in fiscal year 2007.

        Nominating and Governance Committee.    The nominating and governance committee is currently comprised of Gary J. Singer (chair), Benjamin D. Graebel, Pattye L. Moore and Richard J. Howell, and operates pursuant to a written charter. The board has determined that each of the members of the nominating and governance committee qualifies as an independent director as defined under The NASDAQ® Stock Market listing standards. The nominating and governance committee identifies, evaluates and recommends to the board of directors candidates for appointment or election to the board, as appropriate. The committee meets annually during the fourth quarter to determine whether to recommend to the board to include the nomination of incumbent directors with expiring terms in the proxy statement. The committee meets at other times as needed to consider candidates to fill any vacancies that may occur. At least once a year, the committee considers whether the number of directors is appropriate for the Company's needs and recommends to the board any changes in the number of directors, and reviews the performance of the board.

        A stockholder may submit the name of a director candidate for consideration by the nominating and governance committee by writing to: Nominating and Governance Committee, Red Robin Gourmet Burgers, Inc., 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, CO 80111. The stockholder must submit the following information in support of the candidate: (a) the name and address of the stockholder recommending the candidate; (b) a representation that the stockholder recommending the candidate is a stockholder of record of the Company's stock or other verification that the person recommending the candidate is a beneficial owner of the Company's stock; (c) a description of any arrangement or understanding between the stockholder and the candidate and any other person or persons regarding the stockholder's submission of the candidate's name for consideration, and identifying such person or persons by name, address and affiliation with the stockholder, the candidate, and the Company, if any; (d) such other information regarding the candidate as the Company would be required to include in a proxy statement filed pursuant to the proxy rules of the SEC if the board were to nominate the candidate for election as a director or if the board were to appoint the candidate as a director; (e) the consent of the candidate to be identified to the board for consideration and to be identified in the proxy; and (f) the consent of the candidate to serve as a director if elected. The committee may refuse to consider any candidate for whom the stockholder fails to provide the information mentioned above.

        In evaluating a director candidate, the nominating and governance committee will consider the candidate's independence, character, corporate governance skills and abilities, business experience, training and education, commitment to performing the duties of a director, and other skills, abilities or attributes that fill specific needs of the board or its committees. The committee will use the same criteria in evaluating candidates suggested by stockholders as for candidates suggested by other sources.

        The nominating and governance committee recommends director candidates for nomination to the board. The board determines which candidates to nominate or appoint, as appropriate, after considering the recommendation of the committee.

        The nominating and governance committee met 5 times in fiscal year 2007.

Certain Relationships and Related Transactions

Transactions with Related Persons

        Certain legal costs were advanced in fiscal year 2007 to certain directors and current and former executive officers under indemnification agreements in connection with the Company's previously announced SEC investigation and related lawsuits.

Review, Approval or Ratification of Transactions with Related Persons

        The board of directors has recognized that transactions between the Company and certain related persons present a heightened risk of conflicts of interest. In order to ensure that the Company acts in the best interest of its stockholders, the Board has delegated the review and approval of related party transactions to the audit committee. Any related party transaction required to be disclosed in accordance with applicable SEC regulations must be reviewed and approved by the audit committee. In reviewing a proposed transaction, the audit committee must (i) satisfy itself that it has been fully informed as to the related party's relationship and interest and as to the material facts of the proposed transaction and (ii) consider all of the relevant facts and circumstances available to the committee. After its review, the audit committee will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and its stockholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during fiscal year 2007, all of our officers, directors and greater than ten percent beneficial owners timely complied with all Section 16(a) filing requirements.

COMPENSATION DISCUSSION AND ANALYSIS

        The following Compensation Discussion and Analysis describes the material elements of compensation for the named executive officers identified in the Summary Compensation Table below. As more fully described below, the compensation committee of the board of directors determines and approves the total direct compensation programs for our executive officers, including the named executive officers. Our chief executive officer, Dennis B. Mullen, recommends to the compensation committee the base salary, annual bonus and long-term compensation levels for the other executive officers. The day-to-day design and administration of the Company's health and welfare benefit plans applicable to employees and executive officers on a non-discriminatory basis are implemented generally by management. The compensation committee or the entire board of directors remains responsible for significant changes to, or adoption of, new employee benefit plans.

        As described in more detail below, the principal elements of our executive compensation program include base salary, annual bonus, long-term incentives including stock option, restricted stock and other equity awards and the ability to receive compensation on a deferred basis. The compensation committee periodically reviews data about the compensation of executives in the restaurant industry. Based on this review, we believe that the elements of our executive compensation program are similar to those offered by our industry competitors.

General Executive Compensation Philosophy

        The primary objectives of our executive compensation program are to attract and retain the best possible executive talent, to link annual and long-term cash and stock incentives to achievement of measurable corporate, restaurant unit and individual performance objectives, and to align executives' incentives with stockholder value creation. To achieve these objectives, we utilize plans with a mix of short-term and long-term compensation that (a) are comparable to or competitive with the market, (b) encourage, recognize and reward individual performance, and (c) tie a portion of compensation to long-term Company performance goals. Our executive compensation philosophy includes criteria designed to support flexibility in setting elements of compensation for each individual based on objective factors, such as market levels, and subjective factors, including individual experience, performance and job responsibilities. The total annual cash compensation opportunities for executive officers, including base salary and annual cash bonuses, are intended to result in aggregate executive cash compensation, assuming achievement of target bonuses, between the median and 75th percentile for comparable public casual dining restaurants in the restaurant industry with upside opportunity based on excellent performance. An individual's total annual cash compensation is assessed using the above-described factors, and equity incentives are used to provide an upside tied to longer-term growth in stockholder value. Our executive compensation philosophy will continue to be reviewed annually by the compensation committee.

        Base salaries are targeted at a level that will attract and retain qualified executives and motivate performance. Annual cash bonus awards are designed to focus an executive's performance on annual corporate and personal goals and to provide rewards for achievement of these goals. All corporate office employees, including executives, support staff, and regional managerial operational positions, are eligible for annual bonus awards. We have separate bonus compensation plans for restaurant level general managers.

        While our annual bonus opportunity is intended to encourage and reward executives based on achievement of Company and personal performance goals, we believe performance-based compensation also drives creation of stockholder value in both the short and long term. In addition, equity incentive awards are designed and earned to reward Company and personal performance over a longer period.

Outside Advisor

        The compensation committee has retained Frederic W. Cook & Co. (Cook) for several years as an outside advisor. The Company uses Cook to annually review its executive compensation program and broad-based equity compensation practices and assist in ongoing development of our executive compensation philosophy. Cook assisted the board of directors and the compensation committee with developing a competitive peer group of publicly traded U.S.-based restaurant companies of generally similar revenue and market cap size to which to compare compensation programs, and performed analyses of competitive performance and compensation levels. Cook meets with the members of the compensation committee and senior management to learn about our business operations and strategy as a public company, key performance metrics and targets, and the markets in which we compete. Cook then develops guidelines for executive compensation programs which are considered by the compensation committee in its deliberations.

        Cook periodically updates the peer group, reviews the competitive market, and provides suggestions for refining the compensation program to reflect our ongoing business strategy. The peer group restaurants selected compete with us in the casual dining segment of the dining industry and operate with similar metrics, markets and challenges. The peer group restaurants ("Peer Restaurants") were modified in 2007 to eliminate two companies that were taken private (OSI Restaurants and Lone Star Steakhouse) and one restaurant that operates in a different segment of the casual dining market (Panera Bread). The 2007 Peer Restaurants include: Applebee's International, Inc., BJ's Restaurants, Brinker International Inc., Buffalo Wild Wings Inc., California Pizza Kitchen Inc., Cheesecake Factory Inc., Landry's Restaurants Inc., McCormick & Company Inc., Morton's Restaurant Group Inc., O'Charley's Inc., P.F. Chang China Bistro Inc., Rare Hospitality International, Inc., Ruby Tuesday Inc., Ruth's Chris Steak House Inc. and Texas Roadhouse Inc. (new to the Peer Restaurants). Cook also acts as an advisor to the compensation committee on individual compensation matters as they arise, such as the 2007 amendment to our chief executive officer's employment agreement, the 2007 equity compensation grant to our chief executive officer, and other compensatory arrangements, including change of control agreements and arrangements granted to certain executives in 2008.

Executive Compensation Components

Base Salary

        Base salaries (paid in cash) for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by appropriate Peer Restaurants for similar positions. The Company targets base salaries for executive officers generally slightly below or near the median for Peer Restaurants. However, as described below, the compensation for Mr. Mullen, our chief executive officer, and Mr. Brighton, our chief development officer, is above median. We review executive base salaries in comparison to salaries for executives in similar positions and with similar responsibilities at comparable companies. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, experience and other criteria.

        The compensation committee reviews the recommendations of the chief executive officer for base salaries for executive officers, including all of the named executive officers except for the chief executive officer, in January of each year. The chief executive officer proposes new base salary amounts based on his evaluation of individual performance and expected future contributions and a review of survey data provided by Cook to ensure competitive compensation against the external market, defined as the Peer Restaurants. Base salaries are considered by the compensation committee as a starting point for decisions regarding total compensation together with other elements of compensation. Any other elements of the total compensation that are dependent on the determination of base salary, such as annual bonus, are expressed as percentages of base salary.

        In October 2007, Cook provided the compensation committee with a comprehensive review of the Company's compensation structure in place for 2007. The executive officer compensation for 2007 was compared to data from the annual proxies and subsequent disclosures of the Peer Restaurants as wells as compensation surveys obtained by Cook from other compensation consultant groups. Base salaries for the executive officers, including the named executive officers, were generally compared to those for comparable positions or comparable pay rank. Cook's 2007 review determined that executive base salaries were below median in the aggregate for all executive positions, but varied by position. Of the named executive officers, base salaries for the chief executive officer and chief development officer were above median for the comparable positions at the 2007 Peer Restaurants. With respect to its 2008 compensation decisions for executives, the committee reviewed each executive's salary in relation to the Cook data for a range or benchmark for salaries at particular levels. However, the level of salary adjustments are based on the committee's evaluation of each executive's performance and growth potential. Salary increases were effective December 31, 2007, the first day of the 2008 fiscal year, and ranged from 7.4% to 23% depending upon position and other factors including performance and variance from the median.

        Other than our chief executive officer, none of our named executive officers has an employment agreement that includes base salary terms. Pursuant to Mr. Mullen's employment agreement, his base salary is subject to annual review by the board of directors and was increased to $725,000 effective January 1, 2008. See page 20 for further discussion of Mr. Mullen's agreement. The compensation committee considered various factors in determining Mr. Mullen's entire 2008 compensation package, including the Company's relatively strong performance in 2007 in a challenging casual dining environment, successful negotiation and integration of accretive restaurant acquisitions which also provide future growth opportunities and successful focus of the Company's operations on opportunities provided by improved restaurant openings and a national advertising and media campaign.

        We offer to our named executive officers and certain others the option to receive all or a portion of their base salaries on a deferred basis under the Company's Deferred Compensation Plan, discussed below.

Annual Performance-Based Incentive (Bonus)

        The compensation committee utilizes the cash bonus program under the Company's performance incentive plans to link executive bonuses with Company performance. Receipt of the bonus awards may also be deferred under our Deferred Compensation Plan. While base salary is targeted generally near the median, bonuses are targeted higher than median to provide incentives for and to reward excellent performance. Together, base salary and target level bonuses are designed to result in total cash compensation above the median and up to the 75th percentile for total cash compensation paid by the Peer Restaurants, based on performance.

        The payment amount, if any, of a bonus award is determined based on: (1) achievement by the Company of minimum, target and maximum EBITDA (earnings before interest, taxes, depreciation and amortization) levels and (2) attainment of individual performance goals set each year. The EBITDA budget and the minimum, target and maximum EBITDA levels and bonus funding percentages are formulated by management and submitted to the compensation committee. The compensation committee considers, among other things, bonus levels paid by the Peer Restaurants, market conditions and the advice of Cook. The compensation committee may adjust our EBITDA results for unusual, non-recurring or other items in the committee's discretion, or may grant special bonuses on an individual or group basis in recognition of extraordinary achievements or to address other special situations. The compensation committee generally reviews and establishes the range of annual bonus opportunities for executive officers in January or February of each year, based upon the approved budget and performance targets for the Company.

        Typically, members of management from the regional director level through the chief executive officer are assigned target-level bonuses that are expressed as a percentage of their respective base salaries. In order to align bonus opportunity to creation of stockholder value, the target bonuses are further attributable to both Company EBITDA targets and individual performance with a 75% and 25% weighting, respectively. The Company believes that achievement of the Company's overall performance goals should be weighted more heavily in the executive bonus calculation than individual goals since those individuals have a greater responsibility for the overall performance of the Company. Our annual incentive bonus plan for 2007 provided for a potential cash bonus, calculated as a percentage of an officer's base salary. The percentages ranged from 40% to 120% for the president and chief operating officer, 45% to 135% for the chief executive officer and 35% to 105% for the other named executive officers. These percentages and targets are set forth in the table below in more detail.

        The officers receive their target bonuses (subject to the compensation committee's discretion to negatively adjust bonuses for failure of officers to achieve pre-set personal objectives) if the Company achieves the targeted EBITDA. The bonus is graduated up or down (to minimum or maximum levels) if the Company exceeds or does not meet the targeted EBITDA budget. No bonuses are awarded if the minimum EBITDA levels are not met, and bonuses are capped at a specified percentage of an officer's base salary that corresponds to the maximum prescribed EBITDA level. The compensation committee approves the annual incentive award for the chief executive officer and for each of the chief executive officer's direct reporting officers. The approval of awards for the direct reports are based in part on the recommendation of the chief executive officer.

        In 2007, total cash compensation was slightly above median in the aggregate, but varied by position. Bonus targets were at or near the 75th percentile for all named executive officers. The chief executive officer's total cash compensation was near the 75th percentile due to above median salary and target bonus. When combined with base salaries, total cash compensation was slightly below or consistent with median for the president and chief operating officer, chief financial officer and chief knowledge officer and slightly above median for the chief development officer.

        The annual bonus is calculated as a percentage of the annual bonus potential based on an adjusted EBITDA performance multiplied by the base salary earnings in 2007. For 2007, the Company exceeded its target EBITDA level but fell short of the maximum EBITDA target. EBITDA for bonus purposes was adjusted for certain non-cash and non-recurring expenses, EBITDA contributed by acquired restaurants and other unusual items not considered in original bonus targets at the beginning of the fiscal year. The compensation committee approved bonus payments for achievement of results based on a sliding scale between target and maximum EBITDA levels, as adjusted. The annual bonus award approved for each named executive officer was as follows:

Named Executive Officer	2007 Annual Base Salary	% Bonus at Target	% Bonus at Maximum	2007 Bonus	2007 Bonus %
D. Mullen	$675,000	90%	135%	$779,335	115.5%
K. Scherping	235,000	70%	105%	211,030	89.8%
E. Houseman	325,000	80%	120%	333,543	102.6%
M. Woods	300,000	70%	105%	269,400	89.8%
T. Brighton	265,000	70%	105%	237,970	89.8%

        In addition to the annual incentive bonus for 2007 based on achievement of EBITDA targets, the compensation committee granted a special bonus to certain employees, including non-executive officers and other employees, in connection with the acquisition of 17 restaurants in California from a franchisee. The compensation committee approved a special bonus for each eligible employee. In determining the amount of such bonus, the compensation committee considered several factors, including the net contribution of the acquisition (after financing costs) to the Company's 2007 earnings, the return on investment expected from the acquired restaurants, and the reasonableness of the special bonus as a percentage of the acquisition cost and as a percentage of the 2007 incentive bonus earned. The amount of the special bonus paid to each of the named executive officers was as follows:

Named Executive Officer	2007 Acquisition Bonus
D. Mullen	$172,751
K. Scherping	$46,778
E. Houseman	$73,935
M. Woods	—
T. Brighton	$52,750

        The Company's stockholders approved the 2004 Performance Incentive Plan in 2004 and the 2007 Performance Incentive Plan in 2007, and bonuses paid under the 2004 Plan and the 2007 Plan are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code (and therefore deductible by the Company for tax purposes even if in excess of the $1,000,000 limit). However, the special acquisition bonus was not performance based compensation issued under the incentive plans. Consequently, approximately $153,751 of Mr. Mullen's 2007 acquisition bonus compensation was not deductible for tax purposes in 2007.

Long-Term Incentive Program

        We believe that long-term improvement in the Company's performance is achieved through an ownership culture that encourages long-term performance by our executive officers. We believe that long-term incentives encourage concentration of executives' efforts on the behaviors within their control that they believe are necessary to ensure the long-term success of the Company, as reflected in increases to the Company's stock prices over a period of several years, growth in its earnings per share and other elements. Accordingly, the Company makes grants to its employees and executives in the form of equity interests in the Company's common stock under our various performance plans that include stock options and restricted stock. We may also grant other types of equity awards in the future, including restricted stock units.

        The Company's principal element of long-term incentives has historically been the award of non-qualified stock options. Recently, the Company has used restricted stock as well as stock options to provide equity incentives. The compensation committee believes that option grants naturally tie to the performance of the Company because the options require stock price improvement to become valuable, and that using restricted stock to supplement option grants can provide additional full value equity incentive as discussed below.

        Annual Non-qualified Stock Option Awards.    Stock option awards are granted annually to employees at the corporate home office, including executives, support staff and regional managerial operations personnel and to the general managers of our restaurants, pursuant to a matrix approved by the compensation committee. The matrix delineates the number of options that may be awarded by position and grade levels. Generally, these grants are made in February three business days following the release of our annual earnings results. The grant price is the market price of a share of the Company's common stock at the close of market on the date of grant. The annual grant for employees, excluding executives, is made by the compensation committee, following the matrix and the recommendation of management. The compensation committee determines the annual grants for the executive officers, including the named executive officers, pursuant to market data and with respect to comparisons to Peer Restaurant compensation practices. The annual grants were generally consistent with median for the Peer Restaurants for 2007 at the time of grant, as well as over the past three years on average. The compensation committee also considers the cumulative total of equity ownership in determining these awards. Awards of stock options were made in February 2007 and February 2008 to approximately 439 and 498 employees, respectively, including non-executive employees at the corporate home office and general managers of our restaurants. Non-qualified stock option awards vest based on continued employment. Under the typical vesting schedule, the stock options vest 25% on the first anniversary of the grant date. The remaining 75% vest in 36 substantially equal monthly installments, with the first installment vesting on the same day of the month following the month in which the first anniversary of the grant date occurs and on the same day of each of the 35 months thereafter.

        New Hire and Promotion Non-qualified Stock Option Awards.    We provide awards to new hires upon joining the company and awards granted at promotion into higher level positions within the Company. Awards of non-qualified stock options are granted to newly hired or promoted employees at the non-executive vice president level and lower positions based on a matrix approved by the compensation committee. The compensation committee has delegated to the chief executive officer the authority to make new hire and promotion option grants for this group of employees following the matrix. For qualifying executives (certain vice presidents and above) who are newly hired or promoted, the compensation committee approves all grants at appropriate grant levels set forth in the matrix.

        Grants for all new hires or promotions are awarded monthly as of the first business day of the month following the date of hire or the first business day of the month following the date of promotion. The exercise price of these awards is the market close price as of the first business day of the month following the date of hire or promotion.

        Restricted Stock.    While we have not historically made grants of restricted stock or restricted stock units to our employees, we elected in 2007 and 2008, and may elect in the future, to make grants of restricted stock to our senior executives or specific key employees. This decision to use restricted stock was made, in part, to provide an additional tool for our compensation programs to encourage increased stock ownership by our executives. In addition, the compensation committee has considered the impact of general economic conditions on the performance of the Company's common stock in the market, and the increased use of restricted stock as a component of compensations programs by our peer groups. Accordingly, the compensation committee believes that a mix of restricted stock and options provides equity ownership but also maintains an element of performance risk for executives. We believe that grants of restricted stock align the interests of our executive officers with those of our stockholders and provide an incentive to our executive officers to build stockholder value while limiting the executive's risk during a time when retention of our key talent is critical to our success. Moreover, restricted stock serves as an executive retention tool as it typically vests only if the executive remains with us for a certain period of time.

        On February 27, 2007, the Company granted Mr. Mullen, our chief executive officer, 22,000 shares of restricted stock under the 2004 Performance Incentive Plan. The compensation committee approved this restricted stock grant after reviewing and determining that the overall percentage of equity incentives held by our chief executive officer was low as compared to chief executive officers of the 2006 Peer Restaurants. This restricted stock grant vested in full on December 31, 2007.

        On April 17, 2007 and in connection with the amendment of Mr. Mullen's employment agreement extending his employment period until December 31, 2010, the Company granted Mr. Mullen an additional 75,000 shares of restricted stock under the 2004 Performance Incentive Plan. The restricted stock vests in equal 1/3 installments on December 31st of each of 2008, 2009 and 2010. The vesting schedule will accelerate on the occurrence of a change in control of the Company if Mr. Mullen's employment is involuntarily terminated without cause or terminated by him for good reason within one year following such change in control. As with the February 2007 restricted stock grant, the definition of change in control is substantially similar to the definition contained in the 2004 Performance Incentive Plan, as discussed below, except that the restricted stock grant agreement provides that a change in control occurs if a majority of the individuals who serve in the same class of directors cease for any reason to constitute at least a majority of that class of directors.

        In February 2008, in connection with annual option grants, the Company granted shares of restricted stock to each of our named executive officers under the 2007 Performance Incentive Plan. The restricted stock vests in four equal installments on each of the first through fourth anniversaries of the date of grant so long as the officer is employed or otherwise providing services to the Company on each vesting date. If the officer ceases to be employed by or ceases to provide services to the Company at any time prior to the final vesting date, all unvested shares of the restricted stock are forfeited. The vesting schedule will accelerate on the occurrence of a change in control of the Company, if the named executive officer's employment is terminated without cause within two years following such change in control.

Employee Stock Purchase Plan

        In June 2002, we adopted, and our stockholders approved, an Employee Stock Purchase Plan. Under the ESPP, eligible employees may voluntarily contribute a percentage of their salary, subject to limitations, to purchase common stock at a discounted price. In general, all of the Company's officers and employees who have been employed by the Company for at least one year and who are regularly scheduled to work more than twenty hours per week are eligible to participate in this plan which operates in successive six-month periods commencing on each January 1 and July 1 of each fiscal year.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code under the Omnibus Budget Reconciliation Act of 1993 limits the deductibility for tax purposes of compensation over $1 million paid by a company to an executive officer. The policy of the compensation committee is to establish and maintain a compensation program that maximizes the creation of long-term stockholder value. The compensation committee attempts to generally structure most compensation approaches to ensure deductibility. However, the compensation committee reserves the right to adopt programs giving consideration to factors other than deductibility where the compensation committee believes stockholder interests are best served by retaining flexibility. In such cases, the compensation committee may consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its compensation objectives.

        As discussed above, performance bonuses for 2007 and later are generally paid under the 2007 Plan and thus, are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. Accordingly, such amounts are deductible by the Company even if in excess of the $1 million statutory limit. During 2007, however, we paid bonuses to certain employees, which included certain named executive officers, which were not performance based, but were paid in consideration of special achievements in connection with the acquisition of certain franchised restaurants. Consequently, certain of the compensation paid to Mr. Mullen, our chief executive officer, was not deductible as it exceeded the statutory limits. We also issued restricted stock to Mr. Mullen under his employment agreement that was not performance based, portions of which vest in 2008 through 2010. Consequently, certain of such compensation paid to Mr. Mullen may not be deductible for tax purposes in 2008 or future years if in excess of statutory limits.

Employment and Other Agreements

        Dennis B. Mullen.    The Company entered into an employment agreement with Mr. Mullen, our chief executive officer, effective August 11, 2005, that was amended and restated effective April 17, 2007, and further amended and restated effective March 10, 2008. The amended employment agreement provides for an employment term that expires on December 31, 2010. Pursuant to the terms of the amended employment agreement, Mr. Mullen received an annual base salary at the rate of $675,000 for 2007. Mr. Mullen's annual salary is subject to annual review by the board of directors, provided that the annual base salary may not be reduced below $675,000 so long as Mr. Mullen serves as chief executive officer and chairman of the board. Mr. Mullen's annual salary was increased to $725,000 for 2008.

        Mr. Mullen is eligible to participate in the Company's annual incentive compensation plan. Mr. Mullen's employment agreement provides certain other benefits, including a $1,000 per month car allowance and the right to participate in all savings, retirement, medical, welfare and insurance plans and programs to the same extent as other senior executive employees of the Company. In addition, the Company has agreed to pay or reimburse Mr. Mullen for travel expenses he incurs commuting from the Company's headquarters in Denver, Colorado to Arizona. Prior to the amendment of Mr. Mullen's agreement in April 2007, the Company provided Mr. Mullen with the use of a furnished apartment or other comparable housing in Denver. Mr. Mullen's commuting expenses are subject to periodic review for reasonableness by the chairman of the compensation committee. The Company's chief financial officer reviews and reports Mr. Mullen's expenses to the compensation committee at least quarterly. Mr. Mullen may fly on charter or private aircraft to commute from Denver, Colorado to Arizona and otherwise for appropriate business use, subject in each case to his compliance with the Company's expense reimbursement and non-commercial aircraft use policies. These expenses are reported below in the Summary Compensation Table and the accompanying explanatory notes and tables.

        The employment agreement contains confidentiality, non-compete and non-interference covenants from Mr. Mullen, including a two-year covenant not to compete with the Company and its subsidiaries in the casual dining restaurant business anywhere in North America and the territories of the U.S. in the Caribbean, including Puerto Rico.

        Michael Woods.    On February 19, 2008, the Company entered into a consulting agreement with Mr. Woods, our former senior vice president and chief knowledge officer, which replaced Mr. Woods' employment agreement with the Company, dated January 7, 1997.

        Pursuant to the agreement, Mr. Woods' employment terminated on April 2, 2008 after which he became an independent consultant to the Company. The agreement provides that the Company will pay Mr. Woods $300 per hour for hours worked on an as-needed basis from April 3, 2008 to October 3, 2009. Mr. Woods will be reimbursed for reasonable travel and similar out-of-pocket expenses incurred in the performance of his services. He will be provided with an office and standard office equipment when providing consulting services to the Company. Stock options previously awarded to Mr. Woods will continue to vest and be exercisable on their terms as long as the agreement is in effect. The agreement may be cancelled by either party upon written notice. The agreement also confirms that pursuant to his former employment agreement, Mr. Woods is entitled to receive, following termination of his employment, one year's salary at his then-current rate of $300,000 annually, paid monthly.

Summary Compensation Table

        The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to the Company in all capacities by our principal executive officer, principal financial officer, each of our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2007 (collectively, the "named executive officers"), for fiscal year 2007:

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
Dennis B. Mullen, Chief Executive Officer	2007 2006	675,000 625,000	172,751 126,437	1,457,306 —	640,901 1,132,458	779,335 566,327	245,900 205,604	3,971,193 2,655,826
Katherine L. Scherping, Chief Financial Officer	2007 2006	235,000 200,000	46,778 22,478	— —	232,406 175,414	211,030 100,680	11,587 9,671	736,801 508,243
Eric C. Houseman, President and Chief Operating Officer	2007 2006	325,000 300,000	73,935 53,947	— —	410,711 426,872	333,543 241,633	13,230 12,196	1,156,419 1,034,648
Michael E. Woods, Senior Vice President and Chief Knowledge Officer(1)	2007 2006	300,000 293,000	— 46,102	— —	176,738 197,179	269,400 206,496	17,260 16,567	763,398 759,344
Todd Brighton, Senior Vice President and Chief Development Officer	2007 2006	265,000 250,000	52,750 39,336	— —	269,626 330,469	237,970 176,191	13,848 18,998	839,194 814,944

(1)
Mr. Woods' employment terminated on April 2, 2008 after which he became an independent consultant to the Company.

(2)
2006 and 2007 salary amounts represent base salary and payment for vacation, holidays and sick days. Amounts shown are not reduced to reflect the named executive officers' elections, if any, to defer receipt of salary into the Deferred Compensation Plan.

(3)
Amounts reported in this column for 2006 represent a special bonus paid to the named executive officers in connection with the acquisition of 13 franchise restaurants from a franchisee in 2006. Amounts reported in this column for 2007 represent a special bonus paid to the named executive officers in connection with the acquisition of 17 franchise restaurants from a franchisee in 2007. Other amounts considered to be bonus awards were paid to the named executive officers pursuant to the Company's 2004 Performance Incentive Plan and are reported in the "Non-Equity Incentive Plan Compensation" column.

(4)
Amounts under Stock Awards represent the expense recognized under FAS 123R for the fiscal year 2007. There were no stock awards outstanding for fiscal year 2006. See "Outstanding Equity Awards at 2007 Fiscal Year-End" table below for a listing of restricted stock awards outstanding for each officer at December 30, 2007.

(5)
Amounts under Option Awards represent the expense recognized under FAS 123R for the relevant fiscal year and attributable to unvested stock options held by the listed officer during such fiscal year. See Note 15 to our financial statements included in our annual reports on Form 10-K for the fiscal years ended December 31, 2006 and December 30, 2007 for descriptions of the methodologies and assumptions we use to value option awards and the manner in which we recognize the related expense pursuant to FAS 123R.

(6)
The amount shown for each named executive officer in the "Non-Equity Incentive Plan Compensation" column for 2006 is attributable to an award under the 2004 Performance Incentive Plan earned in fiscal year 2006, but paid in 2007. The amount shown for each named executive officer in the "Non-Equity Incentive Plan Compensation" column for 2007 is attributable to an award under the 2004 Performance Incentive Plan earned in fiscal year 2007, but paid in 2008.

(7)
Amounts in the "All Other Compensation" column consist of the following payments we paid to or on behalf of the named executive officers:

Name	Year	Car Allowance ($)(a)	Meal Discounts ($)(b)	Long-Term Disability Premium Payments ($)(c)	Commuting & Other Expenses ($)		Housing ($)		Tax Gross Up for Certain Payments ($)		Total ($)
Dennis B. Mullen, Chief Executive Officer	2007 2006	12,000 11,077	497 544	— —	119,886 47,127	(d) (d)	10,415 60,325	(e) (e)	103,102 86,531	(f) (f)	245,900 205,604
Katherine L. Scherping, Chief Financial Officer	2007 2006	10,015 8,308	1,572 1,363	— —	— —		— —		— —		11,587 9,671
Eric C. Houseman, President and Chief Operating Officer	2007 2006	10,200 9,415	1,583 1,334	1,447 1,447	— —		— —		— —		13,230 12,196
Michael E. Woods, Senior Vice President and Senior Knowledge Officer	2007 2006	12,000 11,077	29 259	5,231 5,231	— —		— —		— —		17,260 16,567
Todd Brighton, Senior Vice President and Chief Development Officer	2007 2006	10,200 9,415	1,431 826	2,217 2,217	— —		— —		— 6,540	(g)	13,848 18,998

(a)
All executives and certain other employees receive monthly car allowances.

(b)
Meal discounts are provided to executives and valued based on 50% of the cost of the meal, which represents the average cost of goods and labor. The amount reflects actual usage (whether for business or personal use) by the named executive officers.

(c)
Long term disability insurance is provided to certain executives paid by the Company. The value represented above is based on the premium paid by the Company.

(d)
Mr. Mullen, chief executive officer, commuted to his home in Arizona from the Company's headquarters in Denver, Colorado during 2006 and 2007. Pursuant to his employment agreement with the Company, the Company has agreed to pay or reimburse Mr. Mullen for travel expenses he incurs commuting between Arizona and the Company's headquarters, from time to time. For 2007, this amount includes $108,476 for travel on both commercial and charter flights, and taxi and automobile rental. It also includes $7,195 in attorney's fees for negotiation of Mr. Mullen's amended and restated employment agreement.

(e)
Pursuant to his employment agreement, until April 2007, the Company provided Mr. Mullen with use of a furnished apartment in Denver, Colorado and reimbursed him for certain utility expenses. These expenses for 2006 were $60,325 which included $58,800 annual rent at the rate of $4,900 per month and approximately $1,525 in utilities and other miscellaneous expenses. These expenses for 2007 were $10,415 which included $9,800 for rent at the rate of $4,900 per month and approximately $614 in utilities and other miscellaneous expenses.

(f)
Amounts paid to Mr. Mullen represent tax gross ups for taxes on commuting and relocation/housing compensation paid to Mr. Mullen identified in the commuting expenses and housing columns.

(g)
Amounts paid to Mr. Brighton represent tax gross ups paid to Mr. Brighton in 2006 related to compensation paid to Mr. Brighton in 2005.

Grants of Plan-Based Awards

        The following "Grants of Plan-Based Awards" table provides additional information about stock option awards and equity and non-equity incentive plan awards granted to our named executive officers during fiscal 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares Underlying Stock (#)(2)
						All Other Option Awards: Number of Securities Underlying Options (#)(3)		Grant Date Fair Value of Stock and Option Awards ($)(4)
Exercise or Base Price of Option Awards ($)
		Threshold ($)	Target ($)	Max ($)
Dennis B. Mullen, Chief Executive Officer	02/13/07 02/27/07 02/27/07 04/17/07	303,750 —	607,500 —	911,250 —	— — 22,000 75,000	— 50,000 — —	— 39.01 — —	$ $ $	— 569,057 858,220 3,171,000
Katherine L. Scherping, Chief Financial Officer	02/13/07 02/27/07	82,250 —	164,500 —	246,750 —		— 25,000	— 39.01	$	— 284,527
Eric C. Houseman, President and Chief Operating Officer	02/13/07 02/27/07	130,000 —	260,000 —	390,000 —		— 30,000	— 39.01	$	— 341,435
Michael E. Woods, Senior Vice President and Senior Knowledge Officer	02/13/07 02/27/07	105,000 —	210,000 —	315,000 —		— 15,000	— 39.01	$	— 170,716
Todd Brighton, Senior Vice President and Chief Development Officer	02/13/07 02/27/07	92,750 —	185,500 —	278,250 —		— 15,000	— 39.01	$	— 170,716

(1)
In January 2006, the compensation committee made each named executive officer eligible for an annual bonus payment for 2006, performance under the 2004 Performance Incentive Plan, payable if earned in 2007. In February 2007, the compensation committee granted the named executive officers cash bonus awards under the 2004 Performance Incentive Plan for 2006 performance. In March 2007, the compensation committee made each named executive officer eligible for an annual bonus payment for 2007 performance under the 2004 Performance Incentive Plan, payable, if earned, in 2008. In January 2008, the compensation committee granted the named executive officers cash bonus awards under the 2007 Performance Incentive Plan for 2007 performance. The factors considered by the compensation committee in determining the awards are discussed in "Compensation Discussion and Analysis—Annual Performance-Based Incentive (Bonus)".

(2)
We did not grant any equity awards other than non-qualified stock options in 2006. The 22,000 shares of restricted stock granted on February 27, 2007 vested in full on December 31, 2007, the first day of fiscal 2008. The 75,000 shares of restricted stock granted on April 17, 2007 vests in equal 1/3 installments on December 31st of each of 2008, 2009 and 2010.

(3)
Options issued in 2006 and 2007, prior to effectiveness in June 2007 of the Company's 2007 Performance Incentive Plan, were pursuant to the Company's 2004 Performance Incentive Plan and vest 25% on the first anniversary date of issuance and the balance vest pro-rata on a monthly basis over the following 36-month period. Options are exercisable for ten years from the date of issuance, subject to continuing employment or service with the Company as defined in the 2004 Performance Incentive Plan and certain other conditions.

(4)
See Note 15 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 30, 2007 for descriptions of the methodologies and assumptions we use to value option awards pursuant to FAS 123R..

Outstanding Equity Awards at 2007 Fiscal Year-End

Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
Stock Awards
Name			Option Exercise Price ($)	Option Expiration Date		Not Vested		Market Value
	Exercisable	Unexercisable
Dennis B. Mullen, Chief Executive Officer	5,000 100,000 13,750 —	— — 16,250 50,000	55.16 45.79 41.45 39.01	6/02/15 8/25/15 2/22/16 2/27/17	(1) (2) (3) (4)	22,000 75,000	(12) (13)	715,880 2,440,550	(14) (14)
Katherine L. Scherping, Chief Financial Officer	9,375 4,583 —	5,625 5,417 25,000	60.98 41.45 39.01	6/17/15 2/22/16 2/27/17	(5) (3) (4)
Eric C. Houseman, President and Chief Operating Officer	6,621 12,000 8,813 2,625 10,000 8,438 16,042 —	— — 187 375 5,000 6,562 13,958 30,000	6.53 14.98 26.81 27.20 51.75 46.22 41.45 39.01	12/31/09 1/29/13 1/28/14 6/02/14 4/14/15 9/01/15 2/22/16 2/27/17	(6) (7) (8) (9) (10) (11) (3) (4)
Michael E. Woods, Senior Vice President and Senior Knowledge Officer	20,000 14,688 4,375 6,667 5,625 —	— 312 625 3,333 4,375 15,000	14.98 26.81 27.20 51.75 46.22 39.01	1/29/13 1/28/14 6/02/14 4/14/15 9/1/15 2/27/17	(7) (8) (9) (10) (11) (4)
Todd Brighton, Senior Vice President and Chief Development Officer	25,862 12,000 8,813 2,625 10,000 7,031 9,167 —	— — 187 375 5,000 5,469 10,833 15,000	6.53 14.98 26.81 27.20 51.75 46.22 41.45 39.01	12/31/09 1/29/13 1/28/14 6/02/14 4/14/15 9/01/15 2/22/16 2/27/17	(5) (7) (8) (9) (10) (11) (3) (4)

(1)
These options were issued to Mr. Mullen for his service as a non-employee director prior to his appointment as chief executive officer in August 2005 and vested in full June 2, 2006.

(2)
These options vested pro rata 1/24th each month over a 24-month period that began September 25, 2005 and vested in full on August 25, 2007.

(3)
These options vested 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on February 22, 2010.

(4)
These options vested 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on February 27, 2011.

(5)
These options vested 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on June 17, 2009.

(6)
These options vested fully on October 23, 2004.

(7)
These options vested fully on January 29, 2007.

(8)
These options vested 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on January 28, 2008.

(9)
These options vested 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on June 2, 2008.

(10)
These options vested 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on April 14, 2009.

(11)
These options vested 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on September 1, 2009.

(12)
Awards of shares of restricted common stock granted February 27, 2007 vested in full on December 31, 2007.

(13)
Awards of shares of restricted common stock granted on April 17, 2007 vest in equal amounts on December 31, 2008, December 31, 2009 and December 31, 2010, subject to potential accelerated vesting as described below under—"Potential Payments upon Termination or Change in Control".

(14)
Based on the closing price of our common stock on December 28, 2007 of $32.54 per share.

Options Exercised and Stock Vested

        None of the named executive officers exercised options during fiscal 2007 and no restricted stock held by any of the named executive officers vested during fiscal 2007.

Nonqualified Deferred Compensation

        The following table shows information about the amount of contributions, earnings and balances for each named executive officer under the Company's Nonqualified Deferred Compensation Plan as of December 30, 2007.

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End(4) ($)
Dennis B. Mullen, Chief Executive Officer	—		—	—	—	—
Katherine L. Scherping, Chief Financial Officer	57,724	(2)	—	13,603	—	89,068
Eric C. Houseman, President and Chief Operating Officer	122,383	(3)	—	36,980	—	321,401
Michael E. Woods, Senior Vice President and Senior Knowledge Officer	—		—	699	—	16,417
Todd Brighton, Senior Vice President and Chief Development Officer	—		—	—	—	—

(1)
The Company does not make any contributions to the Nonqualified Deferred Compensation Plan. None of the amounts presented above as "Aggregate Earnings" are reported as compensation for the 2007 fiscal year in the Summary Compensation Table shown on page 22.

(2)
All of this amount was reported in the Summary Compensation Table on page 22 as follows: $26,935 in Salary for 2007, $25,170 reported as Non-Equity Incentive Plan Compensation paid in 2007 but earned in 2006, and $5,619 reported under the Bonus column as a special bonus paid in 2007 in connection with the acquisition of 13 franchised restaurants in 2006.

(3)
All of this amount was reported in the Summary Compensation Table on page 22 as follows: $33,709 in Salary for 2007, $72,490 reported as Non-Equity Incentive Plan Compensation paid in 2007 but earned in 2006, and $16,184 reported under the Bonus column as a special bonus paid in 2007 in connection with the acquisition of 13 franchised restaurants in 2006.

(4)
All amounts reported in the aggregate balance at last fiscal year end under this column were previously reported as compensation to the named executive officers in our Summary Compensation Tables for previous years except the earnings on the deferrals as follows:

Katherine L. Scherping	$15,239.94
Eric C. Houseman	$94,162.24
Michael E. Woods	$1,774.60

        Company executives who earn over $100,000 and who are generally considered "highly compensated" under federal tax laws are not permitted to participate in the Company's 401(k) program. To permit these executives to save for retirement, the Company has established the Red Robin Gourmet Burgers, Inc. Deferred Compensation Plan. To preserve the tax-deferred status of deferred compensation plans, the Internal Revenue Service requires that the available investment alternatives be "deemed investments." This means the participant has no actual ownership interest in the funds selected; rather, the funds are only used to measure the gains or losses that will be attributed to the participant's deferral account over time.

        The plan permits eligible executives to defer into a hypothetical "account," on a pre-tax basis, up to 75% of the participant's annual salary and generally up to 100% of the executive's performance-based bonus. A participant's account under the plan only reflects salary and bonus deferrals, and the Company does not provide any matching credits or other contributions. At the end of fiscal year 2007, there were 26 participants and 139 employees eligible to participate.

        Accounts are credited with earnings and losses based on hypothetical investments selected by the executive from an array of investment options available under the plan which may change from time to time. The investment choices are not publicly traded mutual funds; they are based on portfolios only available through variable insurance products. As of December 30, 2007, the hypothetical investment options included domestic and international equity, income, short-term investment and blended funds. Participants can change their investment elections monthly by contacting the plan administrator.

        When participants elect to defer amounts into the plan, they also select when the amounts ultimately will be distributed. Participants can elect to have deferrals for a particular year paid in a future year if the participant is still employed at that time. Such in-service distributions are made in the form of a lump sum or, if the participant's deferrals for the year are at least $25,000, the participant can elect to receive payment in up to 5 annual installments. Otherwise, payment of a participant's account is made in the February following the participant's termination of employment in the form of a lump sum or in 5, 10, or 15 annual installments if the participant so elected at the time of deferral and if the participant's total account balance is at least $50,000.

        A participant can elect to change a prior distribution election to further delay distribution provided that such new election must be provided at least 12 months before the date the previously scheduled distribution would have occurred and provided that the new distribution date is at least 5 years from the originally scheduled distribution date. A participant may obtain a withdrawal prior to the date otherwise scheduled or elected by the participant if the participant incurs an "unforeseeable emergency" (generally including illness, casualty losses, etc.).

        With respect to deferrals after 2004, the plan is intended to comply with the requirements of section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act of 2004. While this proxy statement summarizes the current terms of our nonqualified deferred compensation arrangements, certain of these terms may be revised, before the end of 2009, to ensure compliance with the requirements of Section 409A (or exemption from that provision), and any current noncompliant terms will not be followed in the interim. The plan is considered to be a "non-qualified" plan for federal tax purposes, meaning that the arrangements are deemed to be unfunded and an executive's interest in the plan is no greater than that of an unsecured general creditor of the Company.

Potential Payments upon Termination or Change in Control

Under Employment Agreements

        Dennis B. Mullen.    Our employment agreement, as amended effective March 10, 2008, with our chief executive officer, Dennis B. Mullen, provides that he is entitled to payment of certain compensation upon termination of his employment. The employment agreement terminates automatically in the event of Mr. Mullen's death or upon 30 days advance written notice from the Company in the event that he becomes disabled (as defined in the employment agreement). In the event Mr. Mullen's employment terminates on account of his death or disability or as a result of the voluntary resignation of Mr. Mullen, he (or his estate) is entitled to receive his base salary and accrued vacation pay through the date of termination and any compensation previously deferred by Mr. Mullen or due pursuant to any applicable welfare or benefit plans. He or his estate is also entitled to receive under such circumstances a pro rata share of any annual incentive bonus for which he would have otherwise been eligible, determined on the basis of the number of days during which he was employed by the Company during the applicable fiscal year.

        The Company may terminate Mr. Mullen's employment at any time for "cause," which is defined in the employment agreement to include, among other things, neglect in the performance of his duties, engaging in certain acts of misconduct (including a violation of the Company's code of ethics or other policies) or failure to follow lawful directives from the board of directors. In the event Mr. Mullen's employment is terminated for cause, he is entitled to receive his base salary and accrued vacation pay through the date of termination.

        The employment agreement contains a provision permitting a termination by the Company in connection with a transition event. As defined in the agreement, a transition event is a termination of Mr. Mullen's employment as chief executive officer and as chairman with the mutual approval of a majority of the board and Mr. Mullen in connection with the hiring or promotion of another person into such positions with at least 30 days advance written notice. Upon the occurrence of a transition event, Mr. Mullen is entitled to receive his base salary and accrued vacation pay through the date of termination and any compensation previously deferred by Mr. Mullen or due pursuant to any applicable welfare or benefit plans. Upon the execution of a general release of the Company, he is also entitled to receive under such circumstances a pro rata share of any annual incentive bonus for which he would have otherwise been eligible, determined on the basis of the number of days during which he was employed by the Company during the applicable fiscal year.

        The Company may also terminate Mr. Mullen's employment without cause with at least 30 days advance written notice. If, prior to December 31, 2010, the expiration of the stated term of the employment agreement, Mr. Mullen's employment is terminated for any reason other than for cause or other than in connection with a transition event, then Mr. Mullen is entitled to receive his base salary and accrued vacation pay through the date of termination. In addition, conditioned upon delivering a general release to the Company, under the amended employment agreement Mr. Mullen is also entitled to receive the following payments and benefits:

  •
  continued payment, for a period consisting of the lesser of twelve months following the effective date of termination or the remainder of the existing employment period, of his base salary as in effect immediately prior to the date of termination;

  •
  payment of the pro rata share (determined on the basis of the number of days during which he was employed by the Company during the applicable fiscal year) of any annual incentive bonus for which he would otherwise have been eligible; and

  •
  payment or reimbursement of the cost of continuing coverage for Mr. Mullen and his spouse under the Company's then existing medical, dental and prescription insurance plans for a period consisting of the lesser of twelve months following the effective date of termination or the remainder of the existing employment period.

        In addition, Mr. Mullen's employment agreement in effect on December 30, 2007 provided for the same payments payable upon a termination without cause described above to be made to Mr. Mullen upon the occurrence of a double trigger change in control. Such payments are to be made in the event that a change in control occurs and Mr. Mullen's employment as chief executive officer or chairman is involuntarily terminated for good reason within one year following such change in control. These provisions were amended effective March 10, 2008, so that under the amended agreement, Mr. Mullen is entitled to receive severance payments in the event his employment is terminated upon the occurrence of a double trigger change in control in an amount equal to two times his annual compensation versus an amount equal to one times his annual compensation. In addition, the protection period for such a termination was increased from 12 months to 18 months. The definition of change in control is substantially similar to the definition contained in the 2004 Performance Incentive Plan, as discussed below, except that the amended employment agreement provides that a change in control occurs if a majority of the individuals who serve in the same class of directors cease for any reason to constitute at least a majority of that class of directors. Good reason is defined as a reduction in Mr. Mullen's compensation, relocation of the Company's headquarters to a location more that 20 miles from the existing location, or a significant reduction in the then-effective responsibilities of Mr. Mullen as chairman or chief executive officer without Mr. Mullen's prior written consent.

        Michael Woods.    Our employment agreement with Michael Woods in effect on December 30, 2007 required that Mr. Woods be paid severance at his then-current base salary monthly for a term of one year if his employment is terminated without cause. Mr. Woods will receive 12 equal monthly payments following the date of termination of his employment. Mr. Woods' agreement contains a provision that 125,000 options (granted to him at or near the date of the agreement) would vest upon a change of control; however, all such options have already vested in accordance with their terms. As described above, on February 19, 2008, we entered into a consulting agreement with Mr. Woods that replaced Mr. Woods' employment agreement.

        Potential Payments.    The following table presents the amount of compensation payable to each of Mr. Mullen and Mr. Woods if the triggering termination event had occurred on the last day of our most recently completed fiscal year, December 30, 2007:

Name	Benefit(1)	Termination w/o Cause			Termination with Cause	Death			Disability			Change in Control
Dennis B. Mullen	Salary Bonus Health Benefits Tax Gross-Up	$ $ $	675,000 952,086 5,024 —	(2) (3) (4)	— — — —	$	— 952,086 — —	(3)	$	— 952,086 — —	(3)	$ $ $ $	675,000 952,086 5,024 655,013	(2) (3) (4) (5)
Michael Woods	Salary		$300,000	(6)	—		—			—			—

(1)
A number of our employee benefit and incentive pay plans provide for payment upon termination of employment of any participant. If terminated on December 30, 2007, Mr. Mullen and Mr. Woods would receive benefits and payments under these plans in addition to the amounts described in the table above.

(2)
Represents the total amount of continued payments for a period of twelve months following the effective date of termination based on Mr. Mullen's 2007 base salary of $675,000.

(3)
Represents the full year annual bonus to which he would have been entitled based on his employment with the Company for the entire fiscal 2007 year, which amount includes the special one-time acquisition bonus earned in 2007.

(4)
Consists of the costs of continuing the coverage for Mr. Mullen and his spouse under the Company's existing medical, dental and prescription insurance plans for a period of twelve months following the effective date of termination.

(5)
Represents the amount of the gross-up payment for Internal Revenue Code Section 280G purposes based on a change in control event occurring on December 30, 2007.

(6)
Represents the total amount of payments over the one year period following the effective date of termination based on Mr. Woods' base salary in effect on December 30, 2007.

Change in Control Arrangements

Change in Control Agreements

        In addition to change in control provisions included in Mr. Mullen's amended employment agreement, we entered into change in control agreements with each of the other named executive officers on March 10, 2008. During its review of the executive compensation program, the compensation committee discussed the business environment in the restaurant industry, noting a trend to consolidation or acquisition of restaurants in going private transactions. This trend was highlighted to the committee in connection with the review of its peer group restaurants, two of which were acquired. The committee's philosophy in considering these agreements was its belief that the best interests of the company are supported when management can continue to perform and consider business combination transactions without distraction of personal employment considerations. The committee's compensation adviser, Cook, evaluated other compensation arrangements and indicated that almost all of other members of the Peer Restaurants offered change in control agreements as part of their executive compensation. The committee also believed it served the best interest of the company to consider and evaluate implementing these arrangements outside of any pending transactions.

        The agreements contain change in control provisions. If the executive resigns for good reason or is terminated by the Company other than for cause or disability or other than as a result of the Executive's death during the 18-month period following a change in control, the executive is entitled to receive the following payments and benefits:

  •
  continued payment, for a period consisting of twelve months following the effective date of termination, of his or her base salary as in effect immediately prior to the date of termination;

  •
  one times the annual bonus amount earned for his or her performance in the last completed calendar year prior to the change in control; and

  •
  payment or reimbursement of the cost of continuing coverage for the executive and his or her spouse under the Company's then existing medical, dental and prescription insurance plans for the twelve-month period following the effective date of termination or the remainder of the existing employment period.

        Prior to receipt of any such payments, the executive is required to execute a general release of the Company in the form attached to the agreement.

        The definition of change in control is substantially similar to the definition contained in the 2007 Performance Incentive Plan, as discussed below. Good reason is defined as a reduction in the executive's compensation, relocation of the Company's headquarters to a location more that 20 miles from the existing location, a significant reduction in the then-effective responsibilities of the executive without the executive's prior written consent (for this purpose, if the Company ceases to be a publicly-traded corporation, the executive will not be deemed to have suffered such a reduction in the nature and scope of his or her responsibilities solely because of the change in the nature and scope thereof resulting from the Company no longer being publicly-traded), or failure by the Company to obtain the assumption of the obligations contained in the change in control agreement by any successor to the Company. The agreements also contain standard confidentiality and non-solicitation provisions.

        The primary differences between the change in control agreement with Mr. Houseman and the change in control agreements with the other named executive officers is that Mr. Houseman's agreement provides for a severance payment equal to two times his annual compensation as compared to one times annual compensation. In addition, Mr. Houseman's agreement provides for a gross-up payment for Internal Revenue Code Section 280G purposes on the terms and conditions set forth in his agreement.

Incentive Plans

        The following is a description of the change in control provisions contained within our equity incentive plans under which there are awards currently outstanding:

        2000 Management Performance Common Stock Option Plan.    Outstanding options under our 2000 Management Performance Common Stock Option Plan may become fully vested in connection with the sale or disposition of substantially all of our common stock or our assets. In addition, the plan administrator may provide for the assumption, substitution or settlement of the outstanding options under the 2000 Management Performance Common Stock Option Plan in the event of a "control transfer." A control transfer is defined in the 2000 Management Performance Common Stock Option Plan and generally includes any person or group of persons who were not stockholders on April 30, 2000 becoming the owner of more than 50.0% of our outstanding voting shares, our merger, consolidation, or other reorganization in which any such person or group owns more than 50.0% of the outstanding voting shares of the surviving or resulting entity, or all or substantially all of our assets are sold or otherwise transferred to any such person or group.

        2002 Stock Incentive Plan.    Each award granted under the 2002 Stock Incentive Plan may, at the discretion of our board of directors or a committee appointed by our board of directors to administer the plan, become fully vested, exercisable, or payable, as applicable, upon a change in control event if the award will not be assumed or substituted for or otherwise continued after the event. A change of control, as defined in the 2002 Plan, generally includes:

  •
  stockholder approval of our dissolution or liquidation;

  •
  certain changes in a majority of the membership of our board of directors over a period of two years or less;

  •
  the acquisition of more than 30.0% of our outstanding voting securities by any person other than a person who held more than 20.0% of our outstanding voting securities as of the date that the 2002 Stock Incentive Plan was approved, a company benefit plan, or one of their affiliates, successors, heirs, relatives or certain donees or certain other affiliates;

  •
  certain transfers of all or substantially all of our assets; and

  •
  a merger, consolidation or reorganization (other than with an affiliate) whereby our stockholders do not own more than 50.0% of the outstanding voting securities of the resulting entity after such event.

In addition, if we terminate any participant's employment for any reason other than for cause either in express anticipation of, or within one year after a change in control event, then all awards held by that participant will vest in full immediately before his or her termination date. The plan administrator may also provide for alternative settlements (including cash payments), the assumption or substitution of awards or other adjustments in the event of a change of control event or in the context of any other reorganization of the Company.

        2004 Performance Incentive Plan.    Generally, and subject to limited exceptions set forth in the 2004 Performance Incentive Plan, if any person acquires more than 30% of the outstanding common stock or combined voting power of the Company, if certain changes in a majority of our board of directors occur over a period of not longer than two years, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2004 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. Unless otherwise provided by the plan administrator, a change in control in and of itself generally will not trigger the accelerated vesting of awards granted under the 2004 Plan unless the awards will not be assumed by a successor or will otherwise not continue following the change in control event. The plan administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2004 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        2007 Performance Incentive Plan.    Generally, and subject to limited exceptions set forth in the 2007 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2007 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer's employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2007 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        There are currently no amounts payable to or accrued for payment to any named executive officer under the change in control provisions contained in the Plans.

Director Compensation

        The following table sets forth a summary of the compensation we paid to our non-employee directors in 2007:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)(2)		Total ($)
Benjamin D. Graebel	43,500	39,313	—		82,813
Edward T. Harvey, Jr.	67,500	39,313	—		106,813
Richard J. Howell	60,500	39,313	—		99,813
Pattye L. Moore	15,375	41,775	47,304	(3)	104,454
James T. Rothe	48,500	39,313	—		87,813
J. Taylor Simonton	62,500	39,313	—		101,813
Gary J. Singer	56,500	39,313	—		88,313

(1)
Messrs. Graebel, Harvey, Howell, Rothe, Simonton and Singer were each awarded options to purchase 5,000 shares of common stock in May 2007. The fair value of such options was computed in accordance with FAS123R at $7.8625 per share. Ms. Moore was awarded options to purchase 5,000 shares of common stock in August 2007. The fair value of Ms. Moore's options was computed in accordance with FAS123R at $8.3550 per share. As of the end of the fiscal year 2007, the aggregate number of option awards outstanding for each director was as follows:

Benjamin D. Graebel	26,000
Edward T. Harvey, Jr.	15,000
Richard J. Howell	15,000
Pattye L. Moore	5,000
James T. Rothe	20,000
J. Taylor Simonton	15,000
Gary J. Singer	20,000
(2)
Each non-employee director is entitled to receive a dining card for complementary food and beverages at the Company's restaurants. In 2007, the dining card value used by each director was less than $10,000. The value to the non-employee directors is 50% of the amount provided as a meal discount which represents the cost of goods and labor at the Company's restaurants.

(3)
This amount reflects fees paid in 2007 by the Company to Ms. Moore for consulting services provided to the Company. All such services and fees paid occurred prior to Ms. Moore's appointment to the board of directors in August 2007.

Annual Retainers

        In 2007, each director who is not an employee of the Company received an annual retainer of $25,000, payable in equal quarterly installments. The lead director and each board committee chair also received an additional retainer each year in the following amounts: lead director, $5,000; chair of the audit committee, $5,000; chair of the compensation committee, $3,000; and chair of the nominating and governance committee, $3,000. The additional retainer amounts are paid to the lead director and the committee chairs in equal quarterly installments.

        Effective January 2008, the board's annual retainer was increased to $30,000 annually in recognition of the significant increase in work undertaken by the board and is consistent with retainers paid by other publicly traded companies for which we compete for new directors. The committee believes that the increase also serves to incent directors to continue to attend and participate in all committee meetings.

Meeting Fees

        Each non-employee director receives $2,000 for each in-person board meeting attended. Each member of the compensation committee and each member of the nominating and governance committee receives $2,000 for each in-person committee meeting attended, and each member of the audit committee (other than the chair) receives $3,000 for each in-person meeting of the audit committee attended. The chair of the audit committee receives a fee of $4,000 for each in-person audit committee meeting attended, and the chair of the compensation committee was granted an in-person per meeting fee increase to $3,000. A director receives $1,000 for each regularly scheduled telephonic board meeting attended, and $500 for each regularly scheduled telephonic committee meeting attended. A director receives one-half of the specified meeting fee for any scheduled in-person meeting in which the director instead participates by telephone. The Company also reimburses the directors for costs incurred by them in traveling to and attending board and committee meetings.

Stock Options

        Upon initial appointment or election to the board of directors, each non-employee director receives a non-qualified option grant covering 5,000 shares. In addition, at the discretion of the board of directors, each non-employee director is eligible to receive annual option grants up to a maximum of 5,000 shares per year. In 2007, all stock options were granted pursuant to the Company's 2007 Performance Incentive Plan with an exercise price equal to the fair market value of the underlying common stock on the date of grant. The annual grants are awarded on the date of the annual stockholder meeting. Each initial grant of 5,000 stock options vests and becomes exercisable in equal monthly installments over the 24-month period following the date of grant. Each discretionary grant of stock options vests and becomes exercisable in equal monthly installments over the 12-month period following the date of grant.

Indemnification of Directors

        The Company has entered into agreements to indemnify its directors and executive officers. Under these agreements, the Company is obligated to indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer. The Company believes that these agreements are necessary in attracting and retaining qualified directors and officers.

COMPENSATION COMMITTEE REPORT

        The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates this Report.

        The compensation committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company's management. Based on the review and discussions, the compensation committee recommended to the Company's board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

James T. Rothe, Chair
Pattye L. Moore
Gary J. Singer

PROPOSAL 2
APPROVAL OF THE AMENDED AND RESTATED 2007 PERFORMANCE INCENTIVE PLAN

Introduction

        At the annual meeting, we will ask stockholders to approve the Red Robin Gourmet Burgers, Inc. Amended and Restated 2007 Performance Incentive Plan (the "Amended 2007 Plan"), which was approved by our compensation committee on April 10, 2008. The principal purpose of the Amended 2007 Plan is to increase the number of shares available for grants because, as further described below, the balance of shares available under the currently effective 2007 Performance Incentive Plan (the "Former 2007 Plan") is insufficient to provide for future incentives to our employees over approximately the next twelve months. The Amended Plan will permit the issuance of new awards of up to 1,200,000 shares of our common stock plus any Forfeited Shares (as defined below). The 1,200,000 shares is comprised of the number of shares that will be available for additional awards under the Former 2007 Plan as of the date of the annual meeting plus an additional number of new shares that together equal a total of 1,200,000. As of March 31, 2008, there were approximately 408,000 shares available for issuance under the Former 2007 Plan. If approved, the maximum number of shares authorized under the Amended 2007 Plan will be 1,000,000 shares plus the number of shares equal to the difference between 1,200,000 shares and the number of shares available for additional awards under the Former 2007 Plan as of date of the annual meeting, plus any Forfeited Shares.

        In addition to the increase in the number of shares available for issuance, the Amended 2007 Plan provides for the following principal modifications of terms of the Former 2007 Plan:

  •
  Permits the use for future grants of shares that are cancelled, terminated, forfeited or which otherwise fail to vest that were issued under either the Former or Amended 2007 Plans;

  •
  Codifies that awards to non-employee directors shall be administered by a committee consisting solely of independent directors, which is currently the Board's practice in accordance with applicable regulatory guidelines;

  •
  Increases the number of full value awards that may be granted to 350,000 from 300,000;

  •
  With respect to full value awards, requires minimum vesting periods of three years and one year respectively for time-based or performance-based awards, except that time-based awards to non-employee directors in connection with their annual compensation may vest in no less than one year; and

  •
  Limits the ability of the plan administrator to waive the above vesting requirements except in the case of death, disability, retirement and a change in control.

        We believe equity-based compensation is a valuable component of our reward system. Long-term incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and incentive compensation plans like the proposed Amended 2007 Plan are an important recruiting, retention and motivation tool for participants in the plan.

        We currently maintain the Red Robin Gourmet Burgers, Inc. 1996 Stock Option Plan (the "1996 Plan"), 2000 Management Performance Common Stock Option Plan (the "2000 Plan"), 2002 Stock Incentive Plan (the "2002 Plan"), 2004 Performance Incentive Plan (the "2004 Plan"), the Employee Stock Purchase Plan (the "ESPP") and the Former 2007 Plan. As of March 31, 2008, a total of 581,500 shares of our common stock were then subject to outstanding awards granted under the Former 2007 Plan, an additional 408,000 shares of our common stock were then available for new awards under the Former 2007 Plan, and 10,500 shares had been forfeited due to termination of the grantees' employment. As of March 31, 2008, a total of 1,430,053 shares of our common stock were then subject to outstanding awards under the 2004 Plan, a total of 211,502 shares of our common stock were then subject to outstanding awards under the 2002 Plan, a total of 53,968 shares of our common stock were then subject to outstanding awards under the 2000 Plan, a total of 3,448 shares of our common stock were then subject to outstanding awards under the 1996 Plan, and a total of 221,419 shares of our common stock were available for issuance under the ESPP. The weighted average term for all outstanding awards under the Existing Plans was 8.0 years as of March 31, 2008. No additional awards may be granted under the 1996 Plan, the 2000 Plan, the 2002 Plan or the 2004 Plan. The 1996 Plan, the 2000 Plan, the 2002 Plan, the 2004 Plan and the Former 2007 Plan are referred to collectively in this proposal as the "Existing Plans," and specifically excludes the ESPP.

        The compensation committee approved the Amended 2007 Plan based, in part, on a belief that the number of shares currently available for awards under the Former 2007 Plan (408,000 as of March 31, 2008) does not give the Company sufficient authority and flexibility to adequately provide for future incentives, based on both the current eligible employee base and projected employee growth. We expect total equity awards through the end of fiscal 2008 to be comprised of approximately 675,000 shares, which includes 581,500 shares already subject to awards outstanding as of March 31, 2008. Our projected number of fiscal 2008 equity grants includes projected growth of 20%, but does not include any grants issued in respect of growth from acquisitions. The awards for the balance of fiscal 2008, estimated at approximately 93,500, will consist primarily of grants to newly-hired or newly-promoted employees.

        From the beginning of fiscal year 2009 through May of 2009 (our next annual stockholders meeting), we have projected that we will make awards of approximately 740,000 shares, which includes our annual grant that is projected at approximately 636,000 shares plus awards to newly-hired and newly-promoted employees through May 2009. Total projected shares needed for awards between April 2008 and May 2009 is approximately 833,500 shares. The balance of additional shares remaining, if any, at the time of our next annual meeting in May 2009 is intended to allow the Company some flexibility for grants for additions of management level personnel or to address other special situations.

        The Amended 2007 Plan provides for grants of new awards of up to 1,200,000 shares of our common stock, which 1,200,000 shares is comprised of that number of shares remaining under the Former 2007 Plan plus that number of new shares that in the aggregate total 1,200,000. The exact number of new shares and shares remaining under the Former 2007 Plan will vary because additional awards to newly-hired or promoted employees may be made under the Former 2007 Plan prior to the annual meeting on May 29, 2008. The Amended 2007 Plan also permits use of shares that are cancelled, terminated, forfeited or which otherwise fail to vest ("Forfeited Shares") that were issued or will be issued under the Former or Amended 2007 Plans. The number of Forfeited Shares (10,500 at

March 31, 2008) available for future awards will be in addition to the 1,200,000 shares. The maximum number of shares of our common stock that may be issued pursuant to awards under the Amended 2007 Plan will be approximately 1,800,000 shares. The exact number will be determined at the date of the approval of the Amended 2007 Plan, and will consist of 581,500 shares already granted and outstanding under the Former 2007 Plan as of March 31, 2008, the number of shares subject to awards made under the Former 2007 Plan to new and promoted employees between March 31, 2008 and the date of the May 2008 annual meeting (estimated to be approximately 9,600 shares), the number of Forfeited Shares as of the date of the May 2008 annual meeting (approximately 10,500 as of March 31, 2008), and the 1,200,000 shares available for new awards.

        Based on our outstanding awards at March 31, 2008 under the Existing Plans, if stockholders approve the Amended 2007 Plan the total number of shares subject to outstanding awards and available for future awards under the Amended 2007 Plan and the Existing Plans would be as follows:

Shares subject to outstanding awards under Existing Plans (weighted average exercise price $38.08)	2,280,471
Shares to be available for future equity awards under the proposed Amended 2007 Plan(1)	1,200,000

Total shares	3,480,471

Percentage of outstanding shares(2)	17.1%

    (1)
    Does not include any Forfeited Shares (10,500 at March 31, 2008).

    (2)
    Outstanding shares of 20,318,357 (the denominator in this calculation) includes all common stock outstanding at March 31, 2008 (16,837,886 shares) plus all shares reserved for outstanding or future awards under the Existing Plans and the proposed Amended 2007 Plan.

        Last year our stockholders approved the Former 2007 Plan that was designed to comply with metrics established by various stockholder advisory groups, including dilution and other measures. Although the Former 2007 Plan was compliant with such metrics, it did not provide adequate flexibility to survive for more than 12 months. Consequently, we are seeking stockholder approval in 2008 to amend the Former 2007 Plan to increase the number of shares available for future grants.

        While we have designed our proposed amendments to the Former 2007 Plan with the metrics of the stockholder advisory groups in mind, we face significant challenges in designing a plan that both offers us adequate ability to provide equity-based incentives and complies with the guidance set forth by these stockholder advisory groups. Our principal challenge to compliance with these guidelines, particularly the dilution test, is caused by our relatively small number of outstanding shares of approximately 16.8 million compared to both our industry peers and the market at large. While attempting to remain competitive within our industry to recruit and retain qualified employees, our relative number of equity grants annually is disproportionately higher in comparison to our outstanding shares than for other Peer Restaurants.

        Being mindful of the dilution of our equity-based plans, we are being conservative in our design of our equity awards program. As described in the Compensation Discussion and Analysis above, we review our compensation programs, including both cash and equity compensation, against those of our Peer Restaurants. Our equity awards are intended to provide upside tied to longer term growth in stockholder value. We believe the level of awards is consistent with our philosophy for long-term incentives as well as with those granted by our Peer Restaurants. However, as a result of the level of our awards in proportion to the relatively small number of our outstanding shares, our plans are not likely to comply with the guidelines of the stockholder advisory groups. Therefore it may be necessary to annually request additional shares to support our equity awards program as we continue to grow our business.

        If stockholders do not approve the Amended 2007 Plan, we will continue to have authority to grant awards under the Former 2007 Plan up to the remaining allocation of shares. However, in that event, the compensation committee may need to modify the elements of our compensation program. If stockholders approve the Amended 2007 Plan, the termination of our grant authority under the Former 2007 Plan will not affect awards then outstanding under that plan.

Summary Description of the Amended and Restated 2007 Performance Incentive Plan

        The principal terms of the Amended 2007 Plan are summarized below. The following summary is qualified in its entirety by the full text of the Amended 2007 Plan, which appears as Appendix A to this proxy statement.

        Purpose.    The purpose of the Amended 2007 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

        Administration.    Our board of directors or one or more committees consisting of independent directors appointed by our board of directors will administer the Amended 2007 Plan. Our board of directors has delegated general administrative authority for the Amended 2007 Plan to the compensation committee, which is comprised of directors who qualify as independent under rules promulgated by the SEC and The NASDAQ® Stock Market listing standards. Except with respect to grants to non-employee directors, a committee may delegate some or all of its authority with respect to the Amended 2007 Plan to another committee of directors and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. The appropriate acting body, be it the board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the "Administrator".

        The Administrator has broad authority under the Amended 2007 Plan with respect to award grants including, without limitation, the authority:

  •
  to select participants and determine the type(s) of award(s) that they are to receive;

  •
  to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

  •
  to cancel, modify, or waive our rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

  •
  to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards subject to certain limitations with respect to full value awards;

  •
  subject to the other provisions of the Amended 2007 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

  •
  to allow the purchase price of an award or shares of our common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

        No Repricing.    In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the Amended 2007 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

        Eligibility.    Persons eligible to receive awards under the Amended 2007 Plan include officers or employees of the Company or any of our subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of our subsidiaries. Currently, approximately 448 officers and employees of the Company and our subsidiaries (including all of our named executive officers), and each of our non-employee directors, are considered eligible under the Amended 2007 Plan.

        Authorized Shares; Limits on Awards.    The maximum number of shares of our common stock that are available for awards under the Amended 2007 Plan is approximately 1,800,000, which includes 581,500 grants previously issued and outstanding, the number of Forfeited Shares as of the date of the May 2008 annual meeting (approximately 10,500 as of March 31, 2008), the number of shares subject to awards made under the Former 2007 Plan between March 31, 2008 and the May 2008 annual meeting and 1,200,000 shares which is comprised of that number of shares available for additional award grant purposes under the Former 2007 Plan as of the date of the annual meeting and an additional number of new shares that together with shares available under the Former 2007 Plan total 1,200,000 shares. As of March 31, 2008, 408,000 shares were available for awards under the Former 2007 Plan, and 2,280,471 shares were subject to awards then outstanding under the Existing Plans. As noted above, no new awards may be granted under the 1996, 2000, 2002 and 2004 Plans.

        The following other limits are also contained in the Amended 2007 Plan:

  •
  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the Amended 2007 Plan is 1,200,000 shares.

  •
  The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 170,000 shares.

  •
  The maximum number of shares that may be delivered pursuant to full-value awards granted under the plan, other than in the circumstances described in the next sentence, is 350,000 shares, of which 25,000 have already been granted under the Former 2007 Plan. This limit on so-called "full-value awards" does not apply, however, to shares delivered pursuant to option or stock appreciation right grants the per share exercise or base price, as applicable, of which is at least equal to the fair market value of a share of our common stock at the time of grant of the award.

  •
  The maximum number of shares that may be delivered pursuant to awards granted to non-employee directors under the plan is 100,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

  •
  The maximum number of shares that may be delivered pursuant to a "Performance-Based Award" (other than an option or stock appreciation right) during any calendar year to any individual is 100,000 shares.

  •
  The maximum cash compensation that may be paid pursuant to a "Performance-Based Award" during any calendar year to any individual is $1,500,000.

        The Amended 2007 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another Company will not count against the shares available for issuance under the Amended 2007 Plan.

        Types of Awards.    The Amended 2007 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in our common stock or units of our common stock, as well as cash bonus awards pursuant to Section 5.2 of the Amended 2007 Plan. The Amended 2007 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

        A stock option is the right to purchase shares of our common stock at a future date at a specified price per share (the "exercise price"). The per share exercise price of an option generally may not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "Federal Income Tax Consequences of Awards Under the Amended 2007 Plan" below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the Amended 2007 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

        A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of shares of our common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of our common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

        The other types of awards that may be granted under the Amended 2007 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Performance-Based Awards as described below.

        Performance-Based Awards.    The Administrator may grant awards that are intended to be performance- based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code ("Performance-Based Awards"). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the Amended 2007 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

        The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity, capital employed, or on assets or on net investment, cost containment or reduction, operating margin or any combination thereof. The performance measurement period with respect to an award may range from a minimum of one year to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

        With respect to any full-value award, the vesting of which is based solely on service with the Company (and not upon, either all or in part, the attainment of any performance measures), with the exception of such awards to directors, the minimum period of service required for such award to vest is 3 years following the grant of such award, provided that such award may vest ratably in no less than equal annual increments over such period. Such awards to directors for annual grants that are part of their annual retainer may vest in no less than one year. With respect to any full-value award that is a Performance-Based Award, the applicable performance measurement period may not be less than 1 year. The Administrator may not waive the applicable vesting requirements for any full-value award except in the case of death, disability, retirement, and change in control.

        Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading "Authorized Shares; Limits on Awards" above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

        Acceleration of Awards; Possible Early Termination of Awards.    Generally, and subject to limited exceptions set forth in the Amended 2007 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the Amended 2007 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer's employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the Amended 2007 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        Transfer Restrictions.    Subject to certain exceptions contained in Section 5.7 of the Amended 2007 Plan, awards under the Amended 2007 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, or pursuant to domestic relations orders, and are generally exercisable, during the recipient's lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient's beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.

        Adjustments.    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Amended 2007 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

        No Limit on Other Authority.    Except as expressly provided with respect to the termination of the authority to grant new awards under the 1996 Plan, the 2000 Plan, the 2002 Plan, and the 2004 Plan, the Amended 2007 Plan does not limit the authority of the board of directors or any committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

        Termination of or Changes to the Amended 2007 Plan.    The Administrator may amend or terminate the Amended 2007 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 409A, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the Amended 2007 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the board of directors, the authority to grant new awards under the Amended 2007 Plan will terminate on April 3, 2017. Outstanding awards, as well as the Administrator's authority with respect thereto, generally will continue following the expiration or termination of the Amended 2007 Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the Amended 2007 Plan

        The U.S. federal income tax consequences of the Amended 2007 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Amended 2007 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

        With respect to nonqualified stock options, the Company is generally entitled to deduct, and the participant recognizes, taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

        The current federal income tax consequences of other awards authorized under the Amended 2007 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

        If an award is accelerated under the Amended 2007 Plan in connection with a "change in control" (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct for tax purposes the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not "performance-based" within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted for tax purposes by the Company in certain circumstances.

New Plan Benefits Under the Amended 2007 Plan

        Because future awards under the Amended 2007 Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual and long-term incentive awards and stock-based compensation under existing plans is presented in the "Summary Compensation Table" and "Outstanding Equity Awards at 2007 Fiscal Year-End" table contained elsewhere in this proxy statement, and in our financial statements for the fiscal year ended December 30, 2007, in the Annual Report on Form 10-K which accompanies this proxy statement.

        If stockholders decline to approve the Amended 2007 Plan, awards may continue to be granted under the 2007 Performance Incentive Plan. There are likely insufficient shares available for grants of awards under the Former 2007 Plan beyond the current year to participants based upon our past practices and compensation programs. Consequently, the Company may use additional cash or other compensation to retain, reward and incent employee performance.

Required Vote

        Approval of the Amended and Restated 2007 Performance Incentive Plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting.

Recommendation of the Board of Directors

        Our board of directors recommends that you vote FOR approval of the Amended and Restated 2007 Performance Incentive Plan.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The firm of Deloitte & Touche LLP ("Deloitte") served as our independent auditors for the 2007 fiscal year ended December 30, 2007. The audit committee has appointed Deloitte to serve for the current 2008 fiscal year ending December 28, 2008. Our board is requesting ratification by our stockholders of Deloitte's appointment. Representatives of Deloitte will be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to any questions that might arise.

        In the event this proposal is defeated, the stockholder vote will not be binding on the Company but may be considered by our audit committee when it considers selecting other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of the fiscal year, Deloitte's appointment for the 2008 fiscal year will be permitted to stand unless the audit committee finds other reasons for making a change.

Principal Accountant Fees and Services

        The following table summarizes the aggregate fees billed or to be billed by Deloitte for the fiscal years ended December 30, 2007 and December 31, 2006:

	2007	2006
Audit fees	$616,019	$574,223
Audit-related fees	$21,300	$59,500
All other fees	$3,000	$3,000

Total	$640,319	$636,723

Audit Fees

        Fees for audit services consisted of the audit of our annual financial statements and reports on internal controls required by the Sarbanes-Oxley Act of 2002, reviews of our quarterly financial statements and fees related to a review of our Uniform Franchise Offering Circular. Audit services billed in 2007 also included $3,000 in fees related to a review of our registration statement on Form S-8, filed with the SEC on June 1, 2007.

Audit-Related Fees

        Fees for audit-related services billed in 2007 related to procedures performed in connection with our acquisition of 17 franchised restaurants. Fees for audit-related services billed in 2006 related to procedures performed in connection with our acquisition of 13 franchised restaurants.

All Other Fees

        All other fees billed in 2007 and 2006 consisted of license fees related to Deloitte & Touche's proprietary web-based research database.

        With respect to non-audit services provided from time to time, of which none were provided in 2006 or 2007, the audit committee considers whether Deloitte's provision of other non-audit services to the Company is compatible with maintaining Deloitte's independence. The audit committee discussed these services with the independent auditor and Company management to determine that the services are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Audit Committee's Pre-Approval Policies and Procedures

        The audit committee pre-approves all audit and non-audit services to be performed by Deloitte, and has established policies and procedures to ensure that the Company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence. These policies and procedures provide a mechanism by which management can request and secure pre-approval of audit and non-audit services in an orderly manner with minimal disruption to normal business operations. The policies and procedures are detailed as to the particular service and do not delegate the audit committee's responsibility to management.

        In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have Deloitte perform during the fiscal year, accompanied by an estimated range of fees for each service to be performed. The audit committee approves or rejects each of the listed services and approves a range of fees for each service to be performed. Services cannot commence until such approval has been granted. Management is required to seek additional audit committee pre-approval when management becomes aware that any pre-approved service will result in actual fees greater than the fees initially approved. During the course of the year, the chair of the audit committee has the authority to pre-approve requests for services. At each subsequent audit committee meeting, the chair of the audit committee reports any interim pre-approvals since the last meeting.

        All of the fees set forth in the Principal Accountant Fees and Services table above for fiscal year 2007 were pre-approved by the audit committee.

Required Vote

        Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2008 requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting.

Recommendation of the Board of Directors

        Our board of directors recommends that you vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 28, 2008.

AUDIT COMMITTEE REPORT

        The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates this Report.

        The audit committee is comprised of J. Taylor Simonton (chair), Edward T. Harvey, Jr. and Richard J. Howell. The audit committee is responsible for overseeing and evaluating the Company's financial reporting process on behalf of the board of directors, selecting and retaining the independent auditors, and overseeing and reviewing the internal audit function of the Company.

        Management has the primary responsibility for the Company's financial reporting process, accounting principles, and internal controls as well as preparation of the Company's financial statements in accordance with generally accepted accounting principles in the United States ("GAAP"). The independent auditors are responsible for performing audits of the Company's consolidated financial statements, the effectiveness of the Company's internal control over financial reporting and management's assessments of the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The audit committee is responsible for overseeing the conduct of these activities. It is not the audit committee's duty or responsibility to conduct auditing or accounting reviews or procedures or to independently verify the representations made by management and the independent auditors. The audit committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with GAAP or that the audits of the annual financial statements, the effectiveness of the Company's internal control over financial reporting and management's assessment of the effectiveness of the Company's internal control over financial reporting have been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the independent auditors are, in fact, "independent."

        The audit committee has met and held discussions with management and the independent auditors on a regular basis. The audit committee plans and schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The audit committee's meetings include, whenever appropriate, executive sessions with the independent auditors without the presence of the Company's management. The audit committee has reviewed and discussed with both management and the independent auditors the Company's consolidated financial statements as of and for the year ended December 30, 2007, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management advised the audit committee that the financial statements were prepared in accordance with GAAP. The audit committee has relied on this representation, , without independent verification, and on the representations of the independent auditors included in their report on the consolidated financial statements.

        The audit committee discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, "Communication with Audit Committees," as amended by Statement on Auditing Standards No. 89, "Audit Adjustments" and Statement of Auditing Standards No. 90, "Audit Committee Communications." The independent auditors have provided to the audit committee the written disclosures and the letter required by Independence Standards Board No. 1, "Independence Discussions with Audit Committees," and the audit committee has discussed with the independent auditors their independence. The audit committee has also considered whether the independent auditors' provision of other non-audit services to the Company is compatible with maintaining auditor independence. The audit committee has concluded that the provision of non-audit services by the independent auditors was compatible with the maintenance of independence in the conduct of their auditing functions.

        Based upon our review and discussions with management and the independent auditors and the reports of the independent auditors, and in reliance upon such information, representations, reports and opinions, the audit committee recommended that the board of directors approve the audited financial statements for inclusion in the Company's annual report on Form 10-K for the year ended December 30, 2007, and the board of directors accepted the audit committee's recommendations.

THE AUDIT COMMITTEE

J. Taylor Simonton, Chair
Edward T. Harvey, Jr.
Richard J. Howell

ADDITIONAL INFORMATION

        "Householding" of Proxy Materials.    The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

        If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in April of each year, by notifying us in writing at: Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111, or by contacting us at (303) 846-6000. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 846-6000, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

        Proxy Solicitation Costs.    The accompanying proxy is being solicited on behalf of the board of directors of our Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers, and employees at no additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

ANNUAL REPORT ON FORM 10-K

        We filed with the SEC an annual report on Form 10-K on February 28, 2008 for the fiscal year ended December 30, 2007. A copy of the annual report on Form 10-K has been mailed concurrently with this proxy statement to all of our stockholders entitled to notice of and to vote at the annual meeting. In addition, you may obtain a copy of the annual report on Form 10-K, without charge, by writing to Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111.

By Order of the Board of Directors,
Annita M. Menogan Secretary
Greenwood Village, Colorado April 23, 2008

ANNEX A

RED ROBIN GOURMET BURGERS, INC.
AMENDED AND RESTATED
2007 PERFORMANCE INCENTIVE PLAN

1.     PURPOSE OF PLAN

        1.1    The purpose of this Red Robin Gourmet Burgers, Inc. Amended and Restated 2007 Performance Incentive Plan (this "Plan") of Red Robin Gourmet Burgers, Inc., a Delaware corporation (the "Corporation"), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. On May 31, 2007, the Corporation's stockholders approved the Red Robin Gourmet Burgers, Inc. 2007 Performance Incentive Plan (the "2007 Plan"). The Corporation now wishes to amend and restate the Plan to authorize additional shares for issuance under the Plan and to reflect certain other changes. Any awards granted under the 2007 Plan prior to the Stockholder Approval Date (as defined in Section 4.2) shall be governed by the terms of the 2007 Plan.

2.     ELIGIBILITY

        2.1    The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An "Eligible Person" is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation's compliance with any other applicable laws. An Eligible Person who has been granted an award (a "participant") may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and "Board" means the Board of Directors of the Corporation.

3.     PLAN ADMINISTRATION

        3.1    The Administrator.    This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The "Administrator" means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

        With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Corporation and shall be administered exclusively by a committee consisting solely of independent directors.

        3.2    Powers of the Administrator.    Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

          (a)   determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

          (b)   grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

          (c)   approve the forms of award agreements (which need not be identical either as to type of award or among participants);

          (d)   construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

          (e)   cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

          (f)    accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

          (g)   adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right;

          (h)   determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

          (i)    determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

          (j)    acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

          (k)   determine the Fair Market Value (as defined in Section 5.6) of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

        3.3    Binding Determinations.    Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

        3.4    Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

        3.5    Delegation.    The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.     SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

        4.1    Shares Available.    Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, "Common Stock" shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

        4.2    Share Limits.    The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the "Share Limit") shall equal the sum of: (i) 1,000,000 shares; (ii) the difference between 1,200,000 and the remaining number of shares of Common Stock available for additional award grant purposes under the 2007 Plan as of the date of stockholder approval of this amended and restated Plan (the "Stockholder Approval Date") and (iii) the number of shares of Common Stock subject to outstanding awards that have been cancelled, terminated, forfeited or otherwise failed to vest as of the Stockholder Approval Date. The following limits also apply with respect to awards granted under this Plan:

          (a)   The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 1,200,000 shares.

          (b)   The maximum number of shares of Common Stock subject to any options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 170,000 shares.

          (c)   The maximum number of shares of Common Stock that may be delivered pursuant to Full-Value Awards is 350,000. The term "Full-Value Awards" includes awards of restricted stock and other so-called "full value awards" granted under this Plan, other than those option or stock appreciation rights grants the per share exercise or base price, as applicable, of which is at least equal to the fair market value of a share of our common stock at the time of grant of the award.

          (d)   The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to non-employee directors under this Plan is 100,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred. For this purpose, a "non-employee director" is a member of the Board who is not an officer or employee of the Corporation or one of its Subsidiaries.

          (e)   Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

        Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

        4.3    Awards Settled in Cash, Reissue of Awards and Shares.    To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

        4.4    Reservation of Shares; No Fractional Shares; Minimum Issue.    The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation's obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.

5.     AWARDS

        5.1    Type and Form of Awards.    The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

            5.1.1    Stock Options.    A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an "ISO") or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

            5.1.2    Additional Rules Applicable to ISOs.    To the extent that the aggregate Fair Market Value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term "subsidiary" is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an "incentive stock option" as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

            5.1.3    Stock Appreciation Rights.    A stock appreciation right or "SAR" is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value of a share of Common Stock on the date the SAR was granted (the "base price") as set forth in the applicable award agreement. The maximum term of a SAR shall be ten (10) years.

            5.1.4    Other Awards.    The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to the requirements of Section 5.1.1), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

        5.2    Section 162(m) Performance-Based Awards.    Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted with an exercise or base price not less than the Fair Market Value of a share of Common Stock at the date of grant ("Qualifying Options" and "Qualifying SARs," respectively) typically will be, granted as awards intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code ("Performance-Based Awards"). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below for the Corporation on a consolidated basis or for one or more of the Corporation's subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers, or stock market indices. Any Qualifying Option or Qualifying SAR shall be subject to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

            5.2.1    Class; Administrator.    The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

            5.2.2    Performance Goals.    The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria ("Business Criteria") as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity, capital employed, or on assets or on net investment, cost containment or reduction, operating margin, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals ("targets") must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets; provided that the Administrator may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such performance targets as "performance-based compensation" under Section 162(m). The applicable performance measurement period may not be less than 3 months nor more than 10 years.

            5.2.3    Form of Payment; Maximum Performance-Based Award.    Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs) to any one participant in any one calendar year shall not exceed 100,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of cash compensation to be paid to any one participant in respect of all Performance-Based Awards in any one calendar year shall not exceed $1,500,000. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

            5.2.4    Certification of Payment.    Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

            5.2.5    Reservation of Discretion.    The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

            5.2.6    Expiration of Grant Authority.    As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator's authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation's stockholders that occurs in the fifth year following the year in which the Corporation's stockholders first approve this Plan.

        5.3    Award Agreements.    Each award shall be evidenced by a written or electronic award agreement in the form approved by the Administrator and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation (electronically or otherwise). The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

        5.4    Deferrals and Settlements.    Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

        5.5    Consideration for Common Stock or Awards.    The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

  •
  services rendered by the recipient of such award;

  •
  cash, check payable to the order of the Corporation, or electronic funds transfer;

  •
  notice and third party payment in such manner as may be authorized by the Administrator;

  •
  the delivery of previously owned shares of Common Stock;

  •
  by a reduction in the number of shares otherwise deliverable pursuant to the award; or

  •
  subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

        In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their Fair Market Value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant's ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

        5.6    Definition of Fair Market Value.    For purposes of this Plan "Fair Market Value" shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last sale price for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through the NASDAQ Global Select National Market Reporting System (the "Global Select Market") or other principal stock exchange on which the Common Stock is then listed for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Select Market or other such exchange on that date, the last price for a share of Common Stock as furnished by the NASD through the Global Select Market or other such exchange for the next preceding day on which sales of Common Stock were reported by the NASD. If the Common Stock is no longer listed or is no longer actively traded on the Global Select Market or listed on a principal stock exchange as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances.

        5.7    Transfer Restrictions.

            5.7.1    Limitations on Exercise and Transfer.    Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

            5.7.2    Exceptions.    The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing (provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

            5.7.3    Further Exceptions to Limits on Transfer.    The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

            (a)   transfers to the Corporation,

            (b)   the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to or exercise by the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

            (c)   subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

            (d)   if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

            (e)   the authorization by the Administrator of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

        5.8    International Awards.    One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

        5.9    Limitations on Vesting.    With respect to any Full-Value Award, the vesting of which is based solely on service with the Corporation (and not upon, either all or in part, the attainment of any performance measures), the minimum period of service required for such award to vest is 3 years following the grant of such award, provided that such award may vest ratably in no less than equal annual increments over such period. With respect to any Full-Value Award that is a Performance-Based Award, the applicable performance measurement period as described in Section 5.2.2 may not be less than 1 year. The Administrator may not waive the applicable vesting requirements for any Full-Value Award except in the case of death, disability, retirement, and change in control.

6.     EFFECT OF TERMINATION OF SERVICE ON AWARDS

        6.1    Termination of Employment.

          6.1.1    The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award agreement otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

          6.1.2    For awards of stock options, unless the award agreement provides otherwise, the exercise period of such options shall expire: (1) 3 months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary; (2) that in the case of a participant whose termination of employment is due to death or disability (as defined in the applicable award), 12 months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary; and (3) immediately upon the last day the participant is employed by or provides services to the Corporation or a Subsidiary for any participant whose employment or services are terminated for "cause" (as defined in the applicable award agreement). The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a termination of employment and whether a participant's termination is for "cause."

        6.2    Events Not Deemed Terminations of Service.    Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 3 months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

        6.3    Effect of Change of Subsidiary Status.    For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.     ADJUSTMENTS; ACCELERATION

        7.1    Adjustments.    Except where the Administrator determines that the provisions of Section 7.3 shall govern in lieu of this Section 7.1, upon any of the events described in this Section 7.1, or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split ("stock split"); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

          (a)   proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Sections 7.8 and 8.8.3(a)) the performance standards applicable to any outstanding awards (provided that no adjustment shall be allowed to the extent inconsistent with the requirements of Code section 162(m)), or

          (b)   make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

        The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

        In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

        7.2    Automatic Acceleration of Awards.    Except as otherwise provided in Section 7.3, upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.

        7.3    Possible Acceleration of Awards.    Upon the occurrence of a Change in Control Event (as defined below), any outstanding option or SAR shall become fully vested, any share of restricted stock then outstanding shall fully vest free of restrictions, and any other award granted under this Plan that is then outstanding shall vest, or be payable to the holder of such award, as applicable. However, with respect to a participant who is designated on the payroll records of the Corporation as a Tier 1 or Tier 2 executive or above (or comparable designation) or executive officer on the date of the Change in Control Event, no award shall vest solely on account of such Change in Control Event unless such participant's employment with the Corporation (and its Subsidiaries) is terminated without "cause" (as defined in the applicable award agreement) within the two-year period following such Change in Control Event.

        For purposes of this Plan, "Change in Control Event" means any of the following:

          (a)   The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% or more of either (1) the then-outstanding shares of common stock of the Corporation (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

          (b)   Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (c)   Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a "Parent")) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of more than 50% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

          (d)   Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

        Notwithstanding the foregoing, the Administrator may waive the requirement described in paragraph (a) above that a Person must acquire more than 50% of the Outstanding Company Stock or Outstanding Company Voting Securities for a Change in Control Event to have occurred if the Administrator determines that the percentage acquired by a Person is significant (as determined by the Administrator in its discretion) and that waiving such condition is appropriate in light of all facts and circumstances.

        7.4    Early Termination of Awards.    Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.5, 7.6 or 7.7) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days' notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

        7.5    Other Acceleration Rules.    Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. Notwithstanding any other provision of the Plan to the contrary, the Administrator may override the provisions of Section 7.2, 7.3, 7.4 and/or 7.6 by express provision in the award agreement. In addition, the Administrator may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated pursuant to Section 7.3 or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

        7.6    Possible Rescission of Acceleration.    If the vesting of an award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

        7.7    Golden Parachute Limitation.    Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Corporation or one of its Subsidiaries because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries that provides for a "gross-up" as opposed to a "cut-back" in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

8.     OTHER PROVISIONS

        8.1    Compliance with Laws.    This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

        8.2    Future Awards/Other Rights.    No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

        8.3    No Employment/Service Contract.    Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

        8.4    Plan Not Funded.    Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

        8.5    Tax Withholding.    Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

          (a)   require the participant (or the participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

          (b)   deduct from any amount otherwise payable in cash to the participant (or the participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

        In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator's approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

        8.6    Effective Date, Termination and Suspension, Amendments.

            8.6.1    Effective Date and Termination.    The 2007 Plan was effective as of April 4, 2007, the date of its approval by the Board (the "Effective Date"). This amended and restated Plan was approved by the Board on April 10, 2008, and shall be submitted for and subject to stockholder approval no later than twelve months thereafter. This amended and restated Plan will be effective on the Stockholder Approval Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on April 3, 2017. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

            8.6.2    Board Authorization.    The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

            8.6.3    Stockholder Approval.    To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

            8.6.4    Amendments to Awards.    Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

            8.6.5    Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

        8.7    Privileges of Stock Ownership.    Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

        8.8    Governing Law; Construction; Severability.

            8.8.1    Choice of Law.    This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

            8.8.2    Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

            8.8.3    Plan Construction.

        (a)   Rule 16b-3.    It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

        (b)   Section 162(m).    Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

        (c)   Code Section 409A Compliance.    The Board intends that, except as may be otherwise determined by the Administrator, any awards under the Plan are either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements ("Section 409A") to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an award, award agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a participant's award to become subject to Section 409A, unless the Administrator expressly determines otherwise, such award, award agreement payment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or award agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the content or notice to the participant.

        8.9    Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

        8.10    Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.    Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

        8.11    Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

        8.12    No Corporate Action Restriction.    The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

        8.13    Other Company Benefit and Compensation Programs.    Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

ANNUAL MEETING OF STOCKHOLDERS OF

RED ROBIN GOURMET BURGERS, INC.

May 29, 2008

If no direction is provided, this proxy will be voted
"FOR" the Class III nominees for director and
"FOR" Proposals 2 and 3.

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	The election of two (2) Class III directors for three-year terms.
NOMINEES:
☐	FOR ALL NOMINEES	☐	Dennis B. Mullen
		☐	Pattye L. Moore
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒
2.	Adoption of the Company's Amended and Restated 2007 Performance Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 28, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	To transact such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RED ROBIN GOURMET BURGERS, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders, proxy statement and 2007 annual report on Form 10-K.

Signature of Stockholder	Date:	Signature of Stockholder		Date:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

RED ROBIN GOURMET BURGERS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dennis B. Mullen and Katherine L. Scherping, and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Red Robin Gourmet Burgers, Inc. held of record by the undersigned on April 11, 2008 at the Annual Meeting of Stockholders to be held at the corporate headquarters of Red Robin Gourmet Burgers, Inc. located at 6312 S. Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111, at 9:00 a.m. MDT on May 29, 2008, or any adjournment or postponement thereof.

This proxy authorizes each of the persons named above to vote at his or her discretion on any other matter that may properly come before the meeting or any postponement or adjournment thereof. If this card contains no specific voting instructions, my (our) shares will be voted in accordance with the recommendation of the Board of Directors.

(Continued and to be signed on the reverse side)